UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

ASSOCIATED BANC-CORP
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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	(3)	Filing Party:

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March 13, 2014

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Associated Banc-Corp scheduled for 11:00 a.m. (CDT) on Tuesday, April 22, 2014, at the KI Convention Center, 333 Main Street, Green Bay, Wisconsin. We will present an economic/investment update beginning at 10:00 a.m., with Associated’s investment professionals providing an update on the equity market and interest rate environment.

Once again this year, we are taking advantage of the Securities and Exchange Commission rules allowing companies to provide their shareholders with access to proxy materials over the Internet. On or about March 13, 2014, we will begin mailing a Notice of Internet Availability of Proxy Materials (Notice) to our shareholders informing them that our Proxy Statement, the 2013 Summary Annual Report to Shareholders and our 2013 Form 10-K, along with voting instructions, are available online. As more fully described in the Notice, shareholders may choose to access our proxy materials on the Internet or may request to receive paper copies of the proxy materials. This allows us to conserve natural resources and reduces the cost of printing and distributing the proxy materials, while providing our shareholders with access to the proxy materials in a fast, easily accessible and efficient manner.

The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

Your Board of Directors and management look forward to personally greeting those shareholders who are able to attend.

We always appreciate your input and interest in Associated Banc-Corp. Please e-mail comments or questions to shareholders@associatedbank.com.

Sincerely,

William R. Hutchinson

Chairman of the Board

Philip B. Flynn

President and CEO

433 Main Street

Green Bay, Wisconsin 54301

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Tuesday, April 22, 2014

11:00 a.m.

Place:

KI Convention Center, 333 Main Street, Green Bay, Wisconsin

Items of Business:

1.	The election of 12 individuals recommended by the Board of Directors to serve as directors.

2.	Advisory approval of Associated Banc-Corp’s named executive officer compensation.

3.	The ratification of the selection of KPMG LLP as the independent registered public accounting firm for Associated Banc-Corp for the year ending December 31, 2014.

4.	Such other business as may properly come before the meeting and all adjournments thereof.

Who May Vote:

You may vote if you were a shareholder of record on February 27, 2014.

YOUR VOTE IS IMPORTANT.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 22, 2014:

The Proxy Statement, the summary annual report, and the 2013 Form 10-K are available online at www.proxydocs.com/ASBC.

YOU CAN VOTE BY INTERNET – www.proxydocs.com/ASBC.

YOU CAN ALSO VOTE BY TELEPHONE AT 1-866-390-6276.

IF YOU DO NOT VOTE BY USING THE INTERNET OR THE TELEPHONE, YOU ARE URGED TO SIGN, DATE, AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM AT THE MEETING MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY OR YOUR PROMPT VOTE BY USING THE INTERNET OR THE TELEPHONE, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID ASSOCIATED BANC-CORP IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

Randall J. Erickson

Executive Vice President,

General Counsel

& Corporate Secretary

Green Bay, Wisconsin

March 13, 2014

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	43
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	43
RECOMMENDATION OF THE BOARD OF DIRECTORS	44
OTHER MATTERS THAT MAY COME BEFORE THE MEETING	45
SHAREHOLDER PROPOSALS	45

ii

PROXY STATEMENT

GENERAL INFORMATION

PURPOSE

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Associated Banc-Corp (“Associated”) to be voted at the Annual Meeting of Shareholders at 11:00 a.m. on Tuesday, April 22, 2014, (the “Annual Meeting”) at the KI Convention Center, 333 Main Street, Green Bay, Wisconsin, and at any and all adjournments of the Annual Meeting.

The cost of solicitation of proxies will be borne by Associated. In addition to solicitation by mail, some of Associated’s directors, officers, and employees may, without extra compensation, solicit proxies by telephone or personal interview. Associated has retained D.F. King & Co., Inc. to solicit proxies for the Annual Meeting from brokers, bank nominees and other institutional holders. Associated has agreed to pay D.F. King & Co., Inc. up to $7,500 plus its out-of-pocket expenses for these services. Arrangements will be made with brokerage houses, custodians, nominees, and other fiduciaries to send proxy materials to their principals, and they will be reimbursed by Associated for postage and clerical expenses.

INTERNET AVAILABILITY OF PROXY MATERIALS

Securities and Exchange Commission (“SEC”) rules allow us to make our Proxy Statement and other annual meeting materials available to you on the Internet. On or about March 13, 2014, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”), to our shareholders advising them that this Proxy Statement, the 2013 Summary Annual Report to Shareholders and our 2013 Annual Report on Form 10-K (the “2013 Form 10-K”), along with voting instructions, may be accessed over the Internet at www.proxydocs.com/asbc. You may then access these materials and vote your shares over the Internet, or request that a printed copy of the proxy materials be sent to you. If you want to receive a paper or e-mail copy of these materials, you must make the request over the Internet at www.investorelections.com/asbc, by calling toll free 1-866-648-8133, or by sending an e-mail to paper@investorelections.com. There is no charge to you for requesting a paper or e-mail copy. If you would like to receive a paper or e-mail copy of the proxy materials, please make your request on or before April 11, 2014 in order to facilitate timely delivery. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via e-mail unless you change your election.

WHO CAN VOTE

The Board has fixed the close of business on February 27, 2014, as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting. Each share of Associated’s common stock, par value $.01 (“Common Stock”), is entitled to one vote on each matter to be voted on at the Annual Meeting. No other class of securities will be entitled to vote at the Annual Meeting.

QUORUM AND SHARES OUTSTANDING

The presence, in person or by proxy, of the majority of the outstanding shares entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. The securities of Associated entitled to be voted at the meeting consist of shares of its Common Stock, of which 161,430,631 shares were issued and outstanding at the close of business on the Record Date.

REQUIRED VOTES

The number of affirmative votes required to approve each of the proposals to be considered at the Annual Meeting is described below:

Proposal 1 – Election of Directors

The 12 nominees receiving the largest number of affirmative votes cast at the Annual Meeting will be elected as directors. Under Associated’s Corporate Governance Guidelines, any nominee in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “FOR” such election is required to tender his or her resignation following certification of the shareholder vote. The Corporate Governance Committee is required to make a recommendation to the Board with respect to any such letter of resignation and, the Board is required to take action with respect to this recommendation and to disclose its decision and decision-making process.

Other Proposals

The affirmative vote of a majority of the votes cast is required to approve each of the other proposals.

ABSTENTIONS AND BROKER NON-VOTES

Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter but will be considered as present and entitled to vote for purposes of determining the presence of a quorum for the meeting.

HOW YOU CAN VOTE

Shareholders are urged to vote as promptly as possible by Internet or telephone, or by signing, dating, and returning your proxy card in the envelope provided. If no specification is made, the shares will be voted “FOR” the election of the Board’s nominees for director, “FOR” the advisory approval of Associated’s named executive officer (“NEO”) compensation and “FOR” the ratification of the selection of KPMG LLP as Associated’s independent registered public accounting firm for 2014.

VOTE BY INTERNET — www.proxydocs.com/asbc. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 21, 2014. Have your Notice or proxy card, if you have requested paper copies of the proxy materials, in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. You will be required to enter the unique control number imprinted on your Notice or proxy card in order to vote online.

The Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to provide their voting instructions, and to confirm that shareholders’ instructions have been recorded properly. You should be aware that there might be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies. If you vote by Internet, please do not mail your proxy card.

VOTE BY TELEPHONE — 1-866-390-6276. Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 21, 2014. Have your Notice or proxy card, if you have requested paper copies of the proxy materials, in hand when you call and then follow the instructions. If you vote by telephone, please do not mail your proxy card.

IN PERSON – You may also vote in person at the Annual Meeting.

REVOCATION OF PROXY

Proxies may be revoked at any time prior to the time they are exercised by filing with the Corporate Secretary of Associated a written revocation or a duly executed proxy bearing a later date. Proxies may not be revoked via the Internet or by telephone.

The Corporate Secretary of Associated is Randall J. Erickson, 433 Main Street, Green Bay, Wisconsin 54301.

INFORMATION ABOUT THE BOARD OF DIRECTORS

BOARD COMMITTEES AND MEETING ATTENDANCE

The Board held six meetings during 2013. During 2013, each director attended at least 75% of the Board meetings held while he or she was a director, and each director attended at least 75% of the meetings of each committee of which he or she was a member. Overall attendance at Board and committee meetings during 2013 averaged 96% for the directors as a group.

The Board convened an executive session of its independent directors at all of its regular board meetings held in 2013.

All the directors serve on the Boards of Associated’s two operating subsidiaries, Associated Bank, National Association and Associated Trust Company, National Association. The Board believes that a single governing body to advise and determine strategy for the organization provides the Board with a comprehensive picture of the level and trends in operational and compliance risk exposure for the entire organization and ensures comprehensive oversight of regulatory matters.

The Board has adopted Corporate Governance Guidelines, including a Code of Business Conduct and Ethics, which can be found on Associated’s website at www.associatedbank.com, “About Us,” “Investor Relations,” “Corporate Governance.” We will describe on our website amendments to or waivers from our Code of Business Conduct and Ethics in accordance with all applicable laws and regulations.

It is Associated’s policy that all directors and nominees for election as directors at the Annual Meeting attend the Annual Meeting, except under extraordinary circumstances. All of the directors attended the 2013 Annual Meeting of Shareholders.

The Board has adopted written charters for all of its standing committees. The committee charters can be found on Associated’s website at www.associatedbank.com, “About Us,” “Investor Relations,” “Corporate Governance.” The following summarizes the responsibilities of the various committees.

The following table lists the members of each of the standing committees as of March 1, 2014 and the number of meetings held by each committee during 2013.

Name	Audit	Compensation and Benefits	Corporate Development	Corporate Governance	Enterprise Risk	Trust
John F. Bergstrom		X				X
Ruth M. Crowley		X				X
Philip B. Flynn*			Chair
Ronald R. Harder	X			X
William R. Hutchinson(1)(2)			X
Robert A. Jeffe		X	X		X
Eileen A. Kamerick(1)	Chair		X	X
Richard T. Lommen		Chair			X
J. Douglas Quick	X			Chair
Karen T. van Lith(1)	X					Chair
John (Jay) B. Williams		X			Chair
Number of Meetings	14	6	1	7	6	4

* President and Chief Executive Officer of Associated

(1) Meets the requirements of an audit committee financial expert

(2) Mr. Hutchinson may attend meetings of each of the committees

Audit Committee

The Audit Committee of the Board reviews the adequacy of internal accounting controls, reviews with the independent registered public accounting firm its audit plan and the results of the audit engagement, reviews the scope and results of procedures for internal auditing, reviews and approves the general nature of audit services by the independent registered public accounting firm, and reviews quarterly and annual financial statements issued by Associated. The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm, subject to ratification by the shareholders at the Annual Meeting. Both the internal auditors and the independent registered accounting firm meet periodically with the Audit Committee and have access to the Audit Committee at any time. In addition, the Audit Committee oversees management’s bank regulatory compliance.

Compensation and Benefits Committee

The functions of the Compensation and Benefits Committee of the Board include, among other duties directed by the Board, administration and oversight of Associated’s executive compensation, employee benefit programs and director compensation. The Compensation and Benefits Committee sets the strategic direction of Associated’s executive compensation policies and programs, and oversees managements’ execution of and compliance with that strategic direction. The Compensation and

Benefits Committee determines the compensation of Associated’s Chief Executive Officer (the “CEO”) and, with input from the CEO, establishes the compensation of Associated’s other NEOs. The Compensation and Benefits Committee also has responsibility for ensuring that Associated’s incentive compensation programs do not encourage unnecessary and excessive risk taking that would threaten that value of Associated or the integrity of its financial reporting. As permitted under its charter, the Compensation and Benefits Committee engages an independent compensation consultant to advise it on the structure and amount of compensation of Associated’s executive officers and Board of Directors, which is described in detail under “Executive Compensation – Compensation Discussion and Analysis,” beginning on page 12.

Corporate Development Committee

The functions of the Corporate Development Committee of the Board include, among other duties directed by the Board, reviewing and recommending to the Board proposals for acquisition or expansion activities.

Corporate Governance Committee

The functions of the Corporate Governance Committee of the Board include corporate governance oversight, review and recommendation for Board approval of Board and committee charters. The Corporate Governance Committee also reviews the structure and composition of the Board, considers qualification requirements for continued Board service, and recruits new director candidates. The Corporate Governance Committee also advises the Board with respect to the Code of Business Conduct and Ethics.

Enterprise Risk Committee

The functions of the Enterprise Risk Committee of the Board include oversight of the enterprise-wide risk management framework of Associated, including the strategies, policies and practices established by management to identify, assess, measure and manage significant risks.

Trust Committee

The functions of the Trust Committee of the Board include the supervision of the trust and fiduciary activities of Associated Bank, National Association and Associated Trust Company, National Association to ensure the proper exercise of their trust/fiduciary powers.

SEPARATION OF BOARD CHAIRMAN AND CEO

Associated’s Corporate Governance Guidelines and by-laws require the separation of the positions of Chairman of the Board and CEO. Currently, Mr. Hutchinson serves as Chairman of the Board and Mr. Flynn serves as CEO. These positions have been separated since Mr. Flynn joined Associated in December 2009, at which time the Board determined that Mr. Hutchinson, our former Lead Director, serving as Chairman would enhance the effectiveness of the Board. The Board also recognized that managing the Board in an increasingly complex economic and regulatory environment is a particularly time-intensive responsibility. Separating the roles allows Mr. Flynn to focus solely on his duties as the CEO. Separation of these roles also promotes risk management, enhances the independence of the Board from management and mitigates potential conflicts of interest between the Board and management.

BOARD DIVERSITY

The Corporate Governance Committee considers attributes of diversity as outlined in the Corporate Governance Committee Charter when considering director nominees. While these attributes are considered on an ongoing basis, they are particularly considered in the recruitment and deliberation regarding prospective director nominees. The Corporate Governance Committee Charter outlines desired diversity characteristics for Board member experience and competencies. The Corporate Governance Committee believes that Associated’s best interests are served by maintaining a diverse and active Board membership with members who are willing, able and well-situated to provide insight into current business conditions, opportunities and risks. The “outside” perspectives of the Board members are key factors in contributing to our success. The following diversity principles have been adopted:

•	The number of directors should be maintained at 10-14 persons with the flexibility to expand, if required, to support acquisitions or mergers.
•	Geographic diversity, as it relates to the markets Associated serves.

•	Industry representation, including a mix and balance of manufacturing, service, public and private company experience.

•	Multi-disciplinary expertise, including financial/ accounting expertise, sales/marketing expertise, mergers and acquisition expertise, regulatory, manufacturing, and production expertise, educational institutions, and public service expertise.

•	Racial, ethnic, and gender diversity.

•	A majority of the members of the Board will be “independent” directors as defined by applicable law, including the rules and regulations of the SEC and the rules of NASDAQ.

The Corporate Governance Committee periodically assesses the effectiveness of these diversity principles. In light of the current Board’s representation of diverse industry, background, communities within Associated’s markets, professional expertise and racial and gender diversity, the Corporate Governance Committee believes that Associated has effectively implemented these principles.

DIRECTOR NOMINEE RECOMMENDATIONS

The Corporate Governance Committee will consider any nominee recommended by a shareholder as described in this section under the same criteria as any other potential nominee. The Corporate Governance Committee believes that a nominee recommended for a position on the Board must have an appropriate mix of experience, diverse perspectives, and skills. Qualifications for nomination as a director can be found in the Corporate Governance Committee Charter. At a minimum, the core competencies should include accounting or finance experience, market familiarity, business or management experience, industry knowledge, customer-base experience or perspective, crisis response, leadership, and/or strategic planning.

A shareholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board must send a written notice by mail, c/o Corporate Secretary, Associated Banc-Corp, 433 Main Street, Green Bay, Wisconsin 54301, that sets forth (1) the name, age, address (business and residence) and principal occupation or employment

(present and for the past five years) of each person whom the shareholder proposes to be considered as a nominee; (2) the number of shares of Associated beneficially owned (as defined by Section 13(d) of the Exchange Act) and any other ownership interest in the shares of Associated, whether economic or otherwise, including derivatives and hedges, by each proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a proxy statement prepared in connection with an election of directors pursuant to Section 14(a) of the Exchange Act; and (4) the name and address (business and residential) of the shareholder making the recommendation and the number of shares of Associated beneficially owned (as defined by Section 13(d) of the Exchange Act) and any other ownership interest in the shares of Associated, whether economic or otherwise, including derivatives and hedges, by the shareholder making the recommendation. Associated may require any proposed nominee to furnish additional information as may be reasonably required to determine his or her qualifications to serve as a director of Associated.

COMMUNICATIONS BETWEEN SHAREHOLDERS AND THE BOARD

Associated’s Board provides a process for shareholders to send communications to the Board or any of the directors. Shareholders may send written communications to the Board or any one or more of the individual directors by mail, c/o Corporate Secretary, Associated Banc-Corp, 433 Main Street, Green Bay, Wisconsin 54301, or by e-mail to shareholders@associatedbank.com. All communications will be compiled by Associated’s Corporate Secretary and submitted to the Board or the individual director, as applicable, on a regular basis unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to Associated or Associated’s business, or communications that relate to improper or irrelevant topics.

COMPENSATION AND BENEFITS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There are no Compensation and Benefits Committee interlocking relationships, as defined by the rules adopted by the SEC, and no Associated officer or employee is a member of the Compensation and Benefits Committee.

STOCK OWNERSHIP

SECURITY OWNERSHIP OF BENEFICIAL OWNERS

The following table presents information regarding the beneficial ownership of Common Stock by each person who, to our knowledge, was the beneficial owner of 5% or more of our outstanding Common

Stock on the Record Date. The information below is from Schedule 13G/A filings reporting holdings as of December 31, 2013.

Name and Address	Amount and Nature of Beneficial Ownership(1)	Percent of Class
FMR LLC 82 Devonshire Street Boston, MA 02109	13,768,896	8.47%
Columbia Wanger Asset Management, LLC 227 West Monroe St., Suite 3000 Chicago, IL 60606	12,815,500	7.80%
Blackrock, Inc. 40 East 52nd Street New York, NY 10022	11,952,860	7.40%
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	10,101,653	6.20%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	9,626,633	5.92%

(1)    Shares are deemed to be “beneficially owned” by a person if such person, directly or indirectly, has or shares (a) the power to vote or to direct the voting of such shares, or (b) the power to dispose or direct the disposition of such shares. In addition, a person is deemed to beneficially own any shares of which such person has the right to acquire beneficial ownership within 60 days.

STOCK OWNERSHIP GUIDELINES FOR EXECUTIVE OFFICERS AND DIRECTORS

Associated’s Compensation and Benefits Committee believes that robust security ownership guidelines are an important means of ensuring that the interests of Associated’s executive officers and directors are fully aligned with long-term shareholder value.

Associated’s executive stock ownership guidelines, which apply to members of the executive committee and other key executives identified by the CEO, include:

•	A requirement to hold 50% of vested shares of restricted stock granted since January 2007, net of applicable taxes, for a period of three years; and

•	Additional required holdings calculated as a multiple of the executive officer’s annual base salary — five times for Mr. Flynn and three times for each of the other executive officers subject to the guidelines.

Associated’s director stock ownership guidelines require each independent member of the Board to own shares of Common Stock with a value equal to five times the value of the annual equity grant awarded to the directors (currently $350,000). Directors are required to attain such stock ownership goal by the later of July 26, 2011, or five years from the date on which they first were appointed to the Board. Balances in the Directors Deferred Compensation Plan and RSUs count toward satisfying this requirement.

All Associated directors and NEOs, with the exception of Messrs. Yee and Erickson who were hired in 2012, and Mr. Del Moral-Niles, who became an NEO in 2012, are within the expected guidelines of the stock ownership requirements.

Under Associated’s Insider Trading Policy, directors and executive officers are prohibited from pledging

Associated Common Stock as collateral for loans, with the exception, for directors only, of pledges already in place when the prohibition was adopted in 2012. Shares pledged as collateral will not count toward attainment of required share ownership.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

Listed below is information as of the Record Date concerning beneficial ownership of Common Stock, depositary shares and restricted stock units (“RSUs”) by each director and NEO and by directors and executive officers as a group. The information is based in part on information received from the respective persons and in part from the records of Associated. The RSUs and depositary shares are nonvoting.

COMMON STOCK

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Shares Issuable Within 60 Days(2)	Percent of Class
Directors
Philip B. Flynn	683,870		187,016	*
John F. Bergstrom	20,500		0	*
Ruth M. Crowley	3,353		0	*
Ronald R. Harder	19,998		0	*
William R. Hutchinson	89,213		0	*
Robert A. Jeffe	17,000		0	*
Eileen A. Kamerick	4,500		0	*
Richard T. Lommen	163,781		0	*
Cory L. Nettles	0		0	*
J. Douglas Quick	56,295		0	*
Karen T. van Lith	10,000		0	*
John (Jay) B. Williams	5,900		0	*
Named Executive Officers
Christopher J. Del Moral-Niles	93,396		38,863	*
James Yee	42,026		10,285	*
Randall J. Erickson	53,289		26,112	*
John A. Utz	101,539		30,961	*
All Directors and Executive Officers as a group (25 persons)	2,322,236	(3)	770,399	1.43%
* Denotes percentage is less than 1%.

(1)    Beneficial ownership includes shares with voting and investment power in those persons whose names are listed above or by their spouses or trusts. Some shares may be owned in joint tenancy, by a spouse, by a corporate entity, or in the name of a trust or by minor children. Shares include shares issuable within 60 days of the Record Date and vested and unvested service-based restricted stock.

(2) Shares subject to options exercisable within 60 days of the Record Date.
(3) Includes an aggregate of 36,912 shares that have been pledged by a director in securities brokerage accounts in compliance with Associated’s Insider Trading Policy.

RESTRICTED STOCK UNITS

Beneficial Owner	Number of RSUs
Directors
John F. Bergstrom	9,221
Ruth M. Crowley	9,221
Ronald R. Harder	9,221
William R. Hutchinson	12,863
Robert A. Jeffe	9,221
Eileen A. Kamerick	9,221
Richard T. Lommen	9,221
Cory L. Nettles	8,331
J. Douglas Quick	9,221
Karen T. van Lith	9,221
John (Jay) B. Williams	9,221
All Directors as a group	104,183

Beneficial Owner	Number of RSUs
Named Executive Officers
Philip B. Flynn	123,461
Christopher J. Del Moral-Niles	28,396
James Yee	24,341
Randall J. Erickson	21,588
John A. Utz	21,400
All Executive Officers as a group (14 persons)	370,308

Each RSU represents the contingent right to receive one share of Common Stock. For directors, the RSUs vest 100% on the fourth anniversary of the grant date. For executive officers, the RSUs are subject to vesting based on performance criteria set forth in the applicable RSU grant agreement.

DEPOSITARY SHARES OF SERIES B PREFERRED STOCK

The following table provides information concerning beneficial ownership of depositary shares. Each depositary share represents a 1/40th ownership interest in a share of Associated’s 8.00% Perpetual Preferred Stock, Series B, with a liquidation preference of $1,000 per share (equivalent to $25 per depositary share) (the “Series B Preferred Stock”). Holders of depositary shares are entitled to all proportional rights and preferences of the Series B Preferred Stock (including dividend, voting, redemption and liquidation rights).

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class

Directors
Philip B. Flynn	40,000	1.54%
John F. Bergstrom	20,000	*
Ruth M. Crowley	0	*
Ronald R. Harder	4,000	*
William R. Hutchinson	0	*
Robert A. Jeffe	36,420	1.40%
Eileen A. Kamerick	0	*
Richard T. Lommen	20,000	*
Cory L. Nettles	0	*
J. Douglas Quick	4,000	*
Karen T. van Lith	1,400	*
John (Jay) B. Williams	0	*
Named Executive Officers
Christopher J. Del Moral-Niles	0	*
James Yee	0	*
Randall J. Erickson	0	*
John A. Utz	0	*
All Directors and Executive Officers as a group (25 persons)	129,620	4.98%

*       Denotes percentage is less than 1%.

(1)    Beneficial ownership includes shares with voting and investment power in those persons whose names are listed above or by their spouses or trusts. Some shares may be owned in joint tenancy, by a spouse, or in the name of a trust or by minor children.

OWNERSHIP IN DIRECTORS’ DEFERRED COMPENSATION PLAN

In addition to the beneficial ownership set forth in the Security Ownership of Directors and Management tables above, the non-employee directors have an account in the Directors’ Deferred Compensation Plan with the balances in phantom stock as of the Record Date set forth below. The dollar balances in these accounts are expressed daily in units of Common Stock of Associated based on its daily closing price. These balances are included for purposes of the non-employee director holding requirements under the Director Stock Ownership Guidelines. The units are nonvoting. See “Director Compensation — Directors’ Deferred Compensation Plan” on page 33.

Beneficial Owner	Account Balance at the Record Date	Equivalent Number of Shares of Common Stock(1)

John F. Bergstrom	$105,096	6,362
Ruth M. Crowley	368,965	22,334
Ronald R. Harder	315,094	19,073
William R. Hutchinson	338,932	20,516
Robert A. Jeffe	271,681	16,446
Eileen A. Kamerick	345,809	20,933
Richard T. Lommen	856,994	51,876
Cory L. Nettles	0	0
J. Douglas Quick	338,932	20,516
Karen T. van Lith	315,094	19,073
John (Jay) B. Williams	57,123	3,458
All Directors as a group	$3,313,720	200,587
(1) Based on the closing price of $16.52 of Associated Common Stock on the Record Date.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

Associated’s executive compensation program is designed by the Compensation and Benefits Committee (referred to in this Section as the “Committee”) to provide a balanced program that rewards individual actions that support Associated’s mission with a focus on performance-based compensation. The program is an important part of Associated’s continuing commitment to enhancing long-term shareholder value. This summary highlights our 2013 financial performance, the elements of the program, and key changes to the program in 2013.

2013 Financial Performance

Associated demonstrated strong financial performance again in 2013 with earnings of $1.10 per common share, a 10% improvement from 2012. Net income to common shareholders of $184 million was up 6% from 2012. Return on Tier 1 common equity(1) was 9.8% in 2013 compared to 9.5% in 2012. Consistent with Associated’s focus on deploying capital to its shareholders, dividends per common share increased 43% in 2013 to $0.33. In addition, the Company repurchased $120 million, or approximately 7.7 million shares, of Common Stock during 2013.

Associated also continued to grow its balance sheet with average loans up 6% year over year to $15.7 billion. Average deposits of $17.4 billion for 2013 were up 12% from 2012. Credit quality continued to improve with net charge offs, nonaccrual loans, past due loans and potential problem loans all declining year over year. These strong results reflect the commitment of employees and executive officers throughout the company to serving the needs of Associated’s customers and enhancing long term shareholder value.

(1)	Tier 1 common equity, a non GAAP financial measure, is used by banking regulators, investors and analysts to assess and compare the quality and composition of Associated’s capital with the capital of other financial services companies. Management uses Tier 1 common equity, along with other capital measures, to assess and monitor Associated’s capital position. Tier 1 common equity is Tier 1 capital excluding qualifying perpetual preferred stock and qualifying trust preferred securities.

Elements of Associated’s Executive Compensation Program

Key Changes in Executive Compensation Program in 2013

The key changes to Associated’s executive compensation program for 2013 related to the long-term incentive components of the program, including:

•	the addition of restricted stock to the mix of long-term compensation awards, and a reduction in the amount of option awards relative to 2012, based on management’s assessment of general market trends in executive compensation and in keeping with the Committee’s objective of providing market-competitive compensation;

•	the implementation of a full performance period for the vesting of performance-based
RSUs under the Long Term Incentive Performance Plan (“LTIPP”) is three years, defined in rolling one-year increments; and

•	one-third of the total performance-based RSU award under the LTIPP is subject to vesting after each year in the performance period, based on performance criteria and goals specific to that year, with annual vesting opportunities ranging from a minimum of 25% to a maximum of 200% of each one-third of the total award.

These changes further strengthen the pay-for-performance connection that is central to the program by closely aligning executive compensation levels with Associated’s performance goals and shareholder value.

Shareholder Outreach and Response to 2013 Advisory Vote on NEO Compensation

Associated’s management has in recent years conducted extensive shareholder outreach regarding Associated’s executive compensation programs. These outreach sessions have allowed management to discuss with many of its shareholders the Committee’s continued emphasis on good governance and compensation best practices and on aligning executive compensation with long-term shareholder value creation.

In Associated’s 2013 advisory vote on NEO compensation, shareholders showed very strong support for the program, with over 97% of the votes cast being in favor of the program. The Committee views these results as an endorsement of its concerted efforts in recent years to redesign the executive compensation program, and will continue to solicit and take into consideration input from Associated’s shareholders.

OVERVIEW OF COMPENSATION METHODOLOGY

Philosophy and Objectives

Associated’s executive compensation program is designed to provide each executive officer of Associated with a competitive total compensation package aligned with several goals, including:

•	providing a balanced program that rewards individual actions and behaviors that support Associated’s mission, business strategies and performance-based culture without incentivizing unnecessary and excessive risk-taking;

•	targeting compensation at market-competitive levels, while still maintaining an overall compensation program that is aligned with and reflects the performance of Associated;

•	providing a balanced mix of short-term and long-term variable compensation; and

•	attracting, retaining and motivating skilled, high quality executive officers.

The objectives of the executive compensation program drive the methodology the Committee uses to establish total target compensation for NEOs. For 2013, as in the past, the Committee targeted total compensation for the NEOs and other executive officers to approximate median levels for executives with comparable responsibilities at financial institutions of comparable asset size, with additional consideration given to individual factors based on performance evaluations. Peer comparison is important to the objectives of the program because Associated competes with a large number of financial institutions across the country for the services of qualified executive officers. In addition to compensation levels, the Committee considers Associated’s financial performance relative to its peers as part of the determination of total compensation opportunities. The total compensation of each of the NEOs was generally within the targeted median range relative to peer companies and reflects both company and individual performance. Where the Committee deems appropriate, total compensation opportunities may exceed the market median in order to attract currently employed, high-quality executives to join Associated and to retain experienced, high-performing executive officers. The allocation of the various components of the NEOs’ total compensation package is described below in the “Components of Total Executive Compensation for 2013” section beginning on page 16.

Independent Compensation Consultant

The Committee has engaged Pay Governance LLC since 2010 to advise on a variety of matters relating to the executive compensation program. Pay Governance reports directly to the Committee and provides no other services to Associated. The Committee has established procedures that it considers sufficient to ensure that the compensation consultant’s advice to the Committee remains objective and is not influenced by Associated’s management, including:

•	a direct reporting relationship of the compensation consultant to the Committee;

•	a provision in the Committee’s engagement letter with Pay Governance specifying the nature of the work to be conducted and the role that management may play in that work; and

•	an annual update to the Committee on the compensation consultant’s financial relationship with Associated, including a summary of the work performed for Associated during the preceding 12 months.

Pay Governance performed a competitive analysis of Associated’s senior executive compensation levels and provided financial performance and other market data with respect to the peer group and a broader financial services survey group as a context for the Committee’s assessment of competitive compensation levels, as further described below in the “Peer Group” section on page 15.

Peer Group

The peer group for 2013 consisted of bank holding companies that the Committee and Pay Governance believe are appropriate for comparison purposes in terms of size (based on total assets) and business composition. The peer group consisted of companies ranging in asset size from approximately $13 billion to approximately $65 billion that were engaged in lines of business similar to Associated. The median asset size of the companies in the peer group was approximately $23 billion, compared to Associated’s assets of $24.2 billion, as of December 31, 2013. Ten of the peer companies had fewer assets than Associated, and three had assets in excess of $50 billion. The peer group companies were:

BancorpSouth, Inc.	Cullen/Frost Bankers, Inc.	SVB Financial Group
BOK Financial Corp.	East West Bancorp, Inc.	Synovus Financial Corp.
Citizens Republic Bancorp, Inc*	First Citizens Bancshares Inc.	TCF Financial Corporation
City National Corp.	First Horizon National Corp.	Valley National Bancorp
Comerica Incorporated	Fulton Financial Corporation	Webster Financial Corp.
Commerce Bancshares, Inc.	Huntington Bancshares Inc.	Zions Bancorporation

* Citizens Republic Bancorp, Inc. was acquired by FirstMerit Corporation in April 2013.

While the peer group was a key point of comparison in the total compensation strategy, Pay Governance also recommended that the Committee consider broader retail banking and financial services industry survey data as part of its compensation determinations to provide broader market context. Pay Governance analyzed compensation data from the Towers Watson 2013 Financial Services Executive Survey of over 192 participants, including members of the peer group. In analyzing the data, Pay Governance advised that the additional comparisons, beyond the peer group, provided broader perspective from which to appropriately compare compensation, particularly for staff positions. Survey data also provided the ability to account for differences in corporate size, business lines, date of data collection and executive position responsibilities. Pay Governance compared each executive officer’s base salary and total compensation to the 25th, 50th and 75th percentiles of these market reference points.

Role of Management

As part of the annual compensation review process, management, in particular the CEO and the Chief Human Resources Officer, interacts with the Committee and Pay Governance, providing information about the current compensation structure, details regarding executive compensation, individual performance assessments, and descriptions of the job responsibilities of executive officers. The CEO typically makes recommendations to the Committee with respect to the compensation of NEOs, other than himself, and the Committee, with input from the Chief Human Resources Officer and Pay Governance, determines CEO compensation in executive session without the CEO present.

Role of the Committee

The purpose of the Committee is to assist the Board of Directors in fulfilling its responsibility to oversee all of Associated’s compensation. The Committee works closely with Pay Governance to make decisions about, and set the framework for, Associated’s executive compensation program. Among other things, the Committee’s responsibilities include:

•	establishing and approving compensation and benefit policies;

•	approving the amount and form of compensation of Associated’s executives; and

•	issuing an annual report on executive and CEO compensation for inclusion in the Company’s annual proxy statement or Form 10-K.

COMPONENTS OF TOTAL EXECUTIVE COMPENSATION FOR 2013

Compensation Element	Description	Objective
Base Salary	Fixed cash amount based on peer and market comparison and individual performance	Attract and retain highly skilled individuals
Management Incentive Plan	Annual cash opportunity based on overall company and individual performance

Align the performance of participants, participants’ business units and Associated as a whole with overall shareholder value, by:

• Providing incentives for participants (including the NEOs) to achieve or exceed corporate goals;

• Rewarding individual and team performance at a level consistent with changes in shareholder value;

• Maintaining an overall executive compensation program that reflects Associated’s performance and is competitive with the marketplace; and

• Motivating and retaining talented individuals.

Long-Term Equity Incentive Compensation	Long-term award based on three-year company performance and individual service

• Provide equity incentive for achieving certain specified long-term business goals

• Reward participants for increasing Associated’s shareholder value

• Align executive interests and compensation with long-term shareholder results and

• Serve as a retention tool for key executives

Perquisites	Perquisites in 2013 were limited to executive physical examinations and retirement planning	• Small component of pay intended to promote executive well-being and efficiency

Composition of Total Compensation

The Committee focuses primarily on determining the appropriate total compensation opportunity levels for each NEO with input from Pay Governance, and with input from Mr. Flynn with respect to the other NEOs. Total compensation packages for the NEOs are composed of both fixed and variable (performance-based) elements. The variable elements include both annual and long-term compensation. The Committee’s objective is to deliver the majority of executive compensation through variable pay opportunities that are based on the performance of the Company.

For 2013, variable elements constituted the majority of each NEO’s total compensation, and long-term, equity-based incentives composed the majority of the variable component of each NEOs compensation. The Committee believes that this structure provides a more direct link between executive compensation and shareholder value, fosters equity ownership among executive officers, and provides a balanced risk profile, all in keeping with the Committee’s objectives for the executive compensation program.

The charts below illustrate the mix of variable (Non-Equity Incentive Plan Compensation, Stock

Awards and Option Awards) and fixed (Salary) components of the 2013 total compensation awarded to the CEO and the average of the mix of variable (Non-Equity Incentive Plan Compensation, Stock Awards and Option Awards) and fixed (Salary) components of the total compensation awarded to all other NEOs, each as presented in the Summary Compensation Table on page 26.

ANNUAL TOTAL COMPENSATION

Base Salary

The Committee’s intention is to pay NEOs base salaries that approximate the midpoint of the market data provided by Pay Governance, with adjustments as the Committee deems necessary to account for individual performance and tenure, or other specific circumstances that may arise in a given year.

The Committee approved increases to the NEO’s 2013 base salaries based on two main factors:

•	Individual performance: Each of the NEOs, other than the CEO, received a merit-based increase in base salary based on the rating attained in his annual performance evaluation. Each of the applicable NEOs attained an evaluation rating of either “Exceed Expectations” or “Outperforming,” the two highest rating levels in Associated’s scale.

•	Alignment with market: While base salaries were determined to generally be within the targeted market median range, certain executive officers, including

Mr. Del Moral-Niles, received base salary increases in order to better align their compensation with targeted market median levels for similarly situated individuals at other institutions based on the industry data.

Annual Cash Award

Associated has adopted an annual cash incentive program, referred to as the “Management Incentive Plan” or “MIP.” Participants in the MIP, which include all of the NEOs as well as the other members of the Executive Committee, senior managers and certain others, are provided with the opportunity to receive an annual cash incentive payment from a corporate pool, the total amount of which is determined based upon Associated’s achievement of objective financial criteria selected by the Committee. The Committee has the discretion to select the performance criteria to be used for determining the amount of funds available in the corporate pool for awards under the MIP for the performance year. The Committee bases its selection of performance goals on Associated’s overall business objectives for a given year and, as a result, may select different performance criteria from year to year.

In January 2013 the Committee established performance criteria and target performance levels for purposes of determining the corporate pool out of which all awards under the 2013 MIP are paid. The amount of funds available in the corporate pool for distribution under the MIP is a function of total company profitability and, for 2013, represented approximately 11% of Associated’s pre-tax, pre-incentive profits. The target funding amount for the corporate pool was equal to the actual corporate pool for 2012.

The performance criteria established under the MIP for 2013 to fund the corporate pool were:

•	Return on Tier 1 Common Equity (“ROT1CE”), which the Committee believes is an important indicator of prudent capital stewardship, particularly in light of increasing industry and regulatory focus on regulatory capital measures; and

•	Fully diluted Earnings per Share (“EPS”), which the Committee determined to be appropriate because EPS is commonly recognized as an important measure of profitability.

For 2013, the target corporate pool funding of 100% was based on a combination of EPS targeted at $1.03, which represented a 3% increase from 2012’s actual results, and ROT1CE in the targeted range of 8.75%-10.00%. As a result, it was necessary for Associated’s 2013 performance to improve in order for the corporate pool to be funded at the same level as 2012, and the corporate pool would increase in size only if Associated outperformed the 2013 EPS and ROT1CE targets. The amount of funding for the corporate pool would increase at each incremental $0.01 of EPS and each tier range of ROT1CE, with ROT1CE to be interpolated based on the scale.

Likewise, if year-over-year performance decreased, so would the funding of the corporate pool. In order to continue to incentivize increasing strong company-wide performance, the Committee expects to continue each year to increase the MIP EPS target relative to the prior year’s actual performance.

The potential funding under the MIP ranged from 25% to 175% of the target amount in order to mitigate incentive compensation risk.

The graphic below demonstrates the corporate pool funding mechanism.

Once the amount of the corporate pool is determined, the funds are then divided into discrete sub-pools, including an executive incentive pool, out of which individual awards are paid. The amount of each individual award is determined by the accountable executive committee members or, in the case of the members of the executive committee, by the Committee based upon the recommendations of the CEO. At target performance by Associated, the target amount for each of the NEOs (i.e., the base amount used as a starting point for determining final payment amounts) was equal to the amount of the annual performance award paid to them under the MIP in 2012.

The following table sets forth the scale used for funding determinations under the MIP under the possible combinations of EPS and ROT1CE performance results.

	Return on Tier 1 Common Equity
EPS	<5.50%	5.50%- 6.49%	6.50%- 7.49%	7.50%- 8.74%	8.75%- 10.00%	10.01%- 11.00%	11.01%- 12.00%	12.01%- 13.00%	>13.00%
$1.15	25%	55%	75%	95%	124%	130%	150%	170%	175%
$1.10	25%	50%	70%	90%	114%**	125%	145%	165%	175%
$1.07	25%	47%	67%	87%	108%	122%	142%	162%	175%
$1.03	25%	43%	63%	83%	100%*	118%	138%	158%	175%
$.99	25%	39%	59%	79%	92%	114%	134%	154%	175%
$.95	25%	35%	55%	75%	84%	110%	130%	150%	175%
$.91	25%	31%	51%	71%	76%	106%	126%	146%	175%

*	At target.
**	Actual funding level based on Associated’s performance

Associated’s actual performance for 2013 exceeded the target performance, with actual EPS of $1.10 and actual ROT1CE of 9.8%. Based upon the matrix set forth above, this resulted in the corporate pool being funded at 114% of the targeted funding level.

The Committee approved the Company performance results shown above for purposes of determining the aggregate amount available in the corporate pool for annual incentive payments to all eligible colleagues. The Committee then determined the amount of the incentive payments to each NEO based on recommendations made by Mr. Flynn as a result of his evaluation of a number of individual performance and other qualitative and quantitative factors for each NEO, including, among other factors, overall corporate, business line and individual performance. Mr. Flynn recommended Mr. Utz’s incentive payment amount based on the risk-adjusted return on capital and net income performance of the business lines for which Mr. Utz had responsibility. Mr. Flynn recommended the incentive payment amounts for Messrs. Del Moral-Niles, Yee and Erickson based on their performance in their roles, and contributions to overall company performance, as Chief Financial Officer, Chief Information Officer and General Counsel, respectively.

Based on these evaluations relating to 2013 performance, Mr. Flynn recommended, and the Committee approved, payouts to Messrs. Del Moral-Niles, Yee, Erickson and Utz of 103%, 116%, 91% and 105% of their base awards, respectively. The percentage variances for Mr. Yee and Mr. Erickson were due in part to the timing of their hiring in 2012 and the rebalancing in 2013 of the mix of their cash and equity awards relative to 2012. Mr. Flynn received a payout amount equal to 114% of his base award, which was directly in line with the Company’s financial performance and the resulting funding of the corporate pool.

Risk Assessment

In 2013, the Committee, along with members of Associated’s Executive Risk Committee (which was composed of the CEO, the Chief Financial Officer, the Chief Credit Officer, the Chief Risk Officer, the Chief Information Officer and the General Counsel), the Chief Human Resources Officer and business executives responsible for the design and implementation of Associated’s incentive compensation arrangement, conducted an executive compensation risk assessment. The Committee also engaged Towers Watson to provide an independent risk assessment of Associated’s incentive plans. Pay Governance reviewed Towers Watson’s analysis and affirmed the methodology used.

Following the reviews with members of Associated’s Executive Risk Committee and business executives responsible for the design and implementation of incentive plans and the reviews of Towers Watson and Pay Governance, the Committee determined that our compensation plans do not encourage its senior executive officers or employees to take unnecessary or excessive risks that threaten the value of Associated, nor do such plans encourage behavior focused on short-term results to the detriment of long-term value creation. The Committee has determined that these plans do not encourage imprudent risk taking and are consistent with the safety and soundness of the organization.

LONG-TERM COMPENSATION

Associated’s executive compensation program includes three long-term incentive elements: stock options, restricted stock and performance-based RSUs, which are granted under the LTIPP described below. For 2013, at target performance by Associated, stock options and restricted stock each represent 25% of the long-term component of the overall program, with performance-based RSUs representing 50%. The Committee determined for 2013 to add restricted stock to the mix of long-term compensation awards, and to reduce option awards relative to 2012, based on management’s assessment of general market trends in executive compensation and in keeping with the Committee’s objective of providing market-competitive compensation.

Stock Options

Stock options represent a right to purchase a specified number of shares of Common Stock at the fair market value of the Common Stock on the date the option is granted. As a result, recipients recognize a value only if and to the extent that the value of Associated’s Common Stock increases, aligning the value of the benefit with shareholder interests. The stock options granted in 2013 generally vest over a three-year period, with one-third of the grant vesting in each year, subject to the terms of Associated’s 2010 Incentive Compensation Plan (the “2010 Plan”). Mr. Flynn and Mr. Utz received stock option grants with aggregate grant date fair values of 42.5% and 27.5% of their base salaries, respectively. Each of the other NEOs received stock option grants with an aggregate grant date fair value of 25% of their base salaries. When calculating the value of an option award for the purpose of making these grants, the Committee uses the grant date value of the options determined on the same basis described on page 26 in the notes to the Summary Compensation Table for such awards.

Restricted Stock

Restricted stock represents an award of full value shares that vests over a defined period, the value of which varies based on the performance of Associated’s Common Stock. The restricted stock awards granted in 2013 generally vest over a three-year period, with one-third of the grant vesting each year. The grants are subject to the terms of the 2010 Plan. Mr. Flynn and Mr. Utz received grants of restricted stock with grant date fair market values equal to 42.5% and 27.5% of their base salaries, respectively. Each of the other NEOs received grants of restricted stock with an award date fair market value equal to 25% of their base salary. When calculating the value of a restricted stock award for the purpose of making these grants, the committee uses the grant date value of the restricted stock determined on the same basis described on page 26 in the notes to the Summary Compensation Table for such awards.

Long-Term Incentive Performance Plan

Under the LTIPP, participants receive awards of RSUs, calculated as a percentage of each participant’s base salary at the inception of the performance period, based upon Associated’s performance during the specified performance period relative to performance goals under criteria approved by the Committee. The targeted grant date fair values of the awards for 2013 as a percentage of base salary for Mr. Flynn and Mr. Utz were 85% and 55%, respectively, and the targeted grant date fair value of the awards for the other NEOs was 50% of their base salaries. The 2013 LTIPPP utilizes three performance periods defined in one year increments beginning on January 1, 2013 and ending on December 31, 2015 since the Company is transitioning into the use of performance-based RSUs. In the future, following the transition period, the Committee anticipates the LTIPP will operate using full three-year performance cycles.

One-third of the total performance-based RSU award is subject to performance-based vesting during each year of the performance period, based on performance criteria specific to that year, with the annual vesting opportunities ranging from a minimum of 25% to a maximum of 200% of each one-third of the target award. The RSU grants are subject to the terms of the 2010 Plan.

The performance criteria established by the Committee to determine the vesting of RSUs is based on Associated’s EPS for the applicable year and Associated’s Total Shareholder Return (“TSR”) relative to the peer group, measured on the basis of reported TSR during the applicable year of the performance period. The Committee believes TSR, which includes the net change in stock price plus dividends paid during the applicable period, is a valuable measure because it is commonly used by shareholders as an indicator of the shareholder value delivered by the company.

The vesting grid below was used to determine the vesting level of one-third of the award (for performance in 2013) at various EPS performance levels under the LTIPP, with a payout percentage target of 100% at budgeted EPS of $1.03, representing a 3% increase from 2012’s EPS, and TSR performance between 40.1% and 60.0% of the peer group. In order to continue to incentivize increasingly strong company-wide performance, the Committee expects to continue to increase the EPS target under the LTIPP each year.

Vesting of the First Third - 2013-2015 LTIPP

Actual Results	2013 EPS	TSR Interpolation Will Apply outside 40.1% to 60% Band
18% Percentile		0 - 20%	20.1 - 40%	40.1 - 60%	60.1 - 80%	80.1 - 100%
135%	1.18	112.5 - 137.5%	137.6 - 162.5%	175%	187.6 - 200.0%	200.0%
120%	1.15	97.5 - 122.5%	122.6 - 147.5%	160%	172.6 - 197.5%	197.6 - 200%
105%	1.12	82.5 - 107.5%	107.6 - 132.5%	145%	157.6 - 182.5%	182.6 - 200%
95%	1.10	72.5 - 97.5%	97.6 - 122.5%	135%	147.6 - 172.5%	172.6 - 197.5%
85%	1.08	62.5 - 87.5%	77.6 - 102.5%	125%	137.6 - 162.5%	162.6 - 187.5%
70%	1.05	47.5 - 72.5%	72.6 - 97.5%	110%	122.6 - 147.5%	147.6 - 172.5%
60%	1.03	37.5 - 62.5%	62.6 - 87.5%	100%	112.6 - 137.5%	137.6 - 162.5%
50%	1.01	27.5 - 52.5%	52.6 - 77.5%	90%	102.6 - 127.5%	127.6 - 152.5%
35%	0.98	25.0 - 37.5%	37.6 - 62.5%	75%	87.6 - 112.5%	112.6 - 137.5%
25%	0.96	25.0 - 27.5%	27.6 - 52.5%	65%	77.6 - 102.5%	102.6 - 127.5%
25%	0.93	25.0%	25.1 - 37.5%	50%	62.6 - 87.5%	87.6 - 112.5%

As determined based on the vesting grid, actual EPS performance of $1.10, which is equal to 106.8% of targeted EPS performance, combined with actual TSR performance of 35.4%, ranking the Company in the 18th percentile of the peer group, resulted in vesting of 95% of the target RSU award grant applicable to the 2013 performance period.

The Committee has established performance criteria for the remaining two-thirds of the 2013 performance-based RSU award (for the 2014 and 2015 performance period), in each case targeting an improvement in EPS.

OTHER BENEFIT PROGRAMS

Deferred Compensation Plan

Associated maintains a non-qualified deferred compensation plan to allow certain employees who are deemed to be highly compensated under IRS Section 414(q)(1)(B) to defer current compensation to accumulate additional funds for retirement. All NEOs were eligible to participate in the deferred compensation plan in 2013, and Mr. Erickson elected to participate.

The plan allows eligible employees to defer up to 50% of base salary and up to 100% of cash incentive compensation with a minimum deferral of $10,000 per year. The participant receives payment of deferred amounts either in a lump sum, or five or ten equal annual installments beginning six months following the participant’s separation from service or beginning on an in-service date elected by the participant, in either case pursuant to a distribution election made prior to the commencement of deferrals. The plan permits distributions during employment in the event of an unforeseeable emergency. Each participant may, on a daily basis, specify investment preferences from among various investment options for the account, subject to final approval by the Administrator and Trustee. The participant retains all rights to amounts in his or her account if employment terminates for any reason. Deferred compensation plan earnings are unsecured and are not supplemented by Associated.

Retirement Plans

Retirement Account Plan

The Retirement Account Plan (“RAP”) is a qualified defined benefit plan with cash balance features designed to provide participants with a monthly income stream in the form of an annuity at retirement. An employee becomes eligible to participate effective the first day of the plan year in which he or she first completes 1,000 hours of service. Each participant receives an accrual of 5% of eligible compensation. Compensation is subject to the IRS annual limitation, which was $255,000 in 2013. The RAP provides for an annual earnings credit based on the 30-Year Treasury Rate. All participants become fully vested in their accrued benefit upon completion of three years of credited services, attainment of normal retirement (age 65) or upon death or disability while employed by Associated. Mr. Flynn has completed three years of credited service and is 100% vested in his benefits under the RAP. Participants may be eligible to receive an early retirement benefit at age 55. Benefits are subject to an actuarial adjustment for early retirement benefits. A retirement subsequent to the normal retirement date would increase the normal benefit by 3/12 of 1% for each month the benefit commencement date follows the normal retirement date.

401(k) Plan

Associated offers the Associated Banc-Corp 401(k) and Employee Stock Ownership Plan to eligible participants. Participants make contributions to the 401(k) Plan, subject to the limitations established by the IRS. Associated provides a discretionary matching contribution, which in 2013 was equal to 100% of the first 3% of each participant’s contribution, and 50% of the next 3%. Participants who work 1,000 hours during the calendar year and are employed with Associated on December 31 qualify for the matching contribution, with the exception of the participant’s retirement, disability or death. All participants are fully vested in both their own contributions and Associated’s matching contributions.

Supplemental Executive Retirement Plans

In keeping with its objective of providing a market-competitive executive compensation program designed to attract and retain highly qualified individuals, Associated provides supplemental retirement benefits to a limited number of key employees under the Associated Banc-Corp Supplemental Executive Retirement Plan, referred to as the “SERP”. The SERP is a non-qualified plan into which Associated makes a restoration contribution for any base salary or cash bonus amounts deferred for the calendar year under any nonqualified cash or deferred compensation arrangement maintained by Associated in excess of applicable IRS limitations. Participation in the SERP is limited to members of Associated’s Executive Committee, which includes the NEOs.

Associated’s contribution to the SERP is equal to the excess of (x) the amount that would have been accrued under the RAP and the 401(k) Plan but for the IRS annual limitation over (y) the amount actually accrued by the participant for the plan year under those plans. Amounts under the SERP are unsecured and accrue at the same rate and time as accruals under the RAP and 401(k) Plan and incur gains and losses based on notational investment preferences specified by participants among various investment options. Prior to 2013, participants became fully vested in their SERP account balances after five years of service. Effective beginning in 2013, all participants in the SERP were fully vested. Distributions from the SERP are generally made in accordance with elections made prior to the commencement of Associated’s contributions.

Flynn SERP. In order to replace the supplemental retirement benefit previously provided to Mr. Flynn under an expired employment agreement, the Committee adopted the Supplemental Executive Retirement Plan for Philip B. Flynn effective January 1, 2012. Under Mr. Flynn’s SERP, Mr. Flynn retains any and all accrued benefits under the SERP provisions of his expired employment agreement and receives accruals to his SERP account in an amount equal to a percentage of his annual cash base salary and cash bonus, less the amount of the IRS annual compensation limit. This percentage is initially set at 12.5%, although the Committee may decrease or increase this percentage at its discretion, subject to a maximum percentage of 20%. For 2013, the accrual percentage was 12.5%. Accruals based on Mr. Flynn’s base salary accrue on the last day of each payroll period, and accruals based on any cash bonuses paid to Mr. Flynn will accrue on the date any such bonus is paid. All accruals in Mr. Flynn’s SERP account are unsecured and are fully vested on the date of such accrual and incur gains and losses based on investment preferences specified by Mr. Flynn among various notional investment options. Distributions from Mr. Flynn’s SERP are generally made upon the earlier of his death or at various dates specified by Mr. Flynn prior to the beginning of any plan year.

Perquisites

Perquisites provided to NEOs in 2013 included executive physical examinations, which the Committee believes are valuable to Associated by helping to ensure the health and well-being of participants, and financial planning services, which are intended to permit the NEOs to focus as much of their time and attention as possible on their responsibilities as executive officers. The NEOs participated in certain other company-subsidized benefits that were also available to all eligible and/or participating employees.

Employment and Post-Termination Arrangements with Executive Officers

Each of the NEOs is currently employed on an “at-will” basis and none of them is party to an employment agreement with Associated. Associated does not generally enter into agreements with executives before or during their employment with respect to any post-termination benefits, nor does Associated guarantee any executive a severance benefit. The Committee believes that each executive officer separation situation should be evaluated on a case-by-case basis. This arrangement provides the Committee with maximum flexibility to determine mutually beneficial arrangements for both Associated and its executive officers in the event of a separation. Any severance paid to a former executive will generally be paid pursuant to the Associated Banc-Corp Severance Pay Plan, a fully discretionary severance plan for management employees that limits the Committee’s award of a severance benefit to a maximum of 200% of a former employee’s annual base salary.

Change in Control Plan

Associated’s Change of Control Plan is a “double-trigger” plan that provides severance benefits to the CEO and certain executive officers in the event their employment is terminated for specified reasons following a Change of Control of Associated. The Change of Control Plan is intended to maximize the value of Associated in the event it were to be acquired by allowing participating executive officers to impartially evaluate a proposal relating to an acquisition and by providing an incentive to participants to remain employed with Associated through the consummation of such an acquisition. The Committee believes the terms of the Change of Control Plan are consistent with current market practices.

The CEO and members of the Executive Committee designated by the CEO are eligible to participate in the Change of Control Plan. Currently, the NEOs and all members of the Executive Committee are designated as participants in the Change of Control Plan. Under the Change of Control Plan, participants would be entitled to salary and target bonus continuation for a period of time if, during the two-year period following a Change of Control of Associated:

•	the participant’s employment is involuntarily terminated without “cause,” or

•	if the participant voluntarily terminates employment for “good reason.”

In addition, participants may be eligible to receive prorated incentive bonus compensation, medical, dental and life insurance benefits (to the extent continued participation is permitted by such plans and applicable law), accrued vacation, outplacement benefits, and payments in lieu of continued participation in retirement programs for a period ranging from two to three years. The Committee believes these time frames are in line with competitive practices at peer companies.

Benefits would not be payable under the Change of Control Plan in the event of retirement, death, or disability, or an employment termination for “cause,” which generally includes dishonest acts that adversely affect Associated, breach of fiduciary duties, violation of restrictive covenants or Associated policies, criminal conviction, and neglect of duties or misconduct not cured by the executive within 10 days after receiving notice thereof. Participants must execute a non-disparagement, non-solicitation and non-competition agreement as a condition to receiving benefits under the Change of Control Plan. Benefits would be payable if the participant voluntarily terminates for “good reason,” which generally includes a termination of employment due to the assignment to the participant of duties materially inconsistent with the participant’s positions, duties, responsibilities and status immediately prior to the Change of Control, a material reduction in salary, a discontinuation of any bonus plans that materially affects the participant’s total compensation or certain other compensation plans, a transfer to an employment location greater than 50 miles from the executive’s present office location, or certain other breaches of the Change of Control Plan, but only if the participant provides Associated at least 30 days to cure the “good reason” after giving notice thereof within 90 days of the initial existence of the good reason, and actually separates from service within two years of such existence.

A “Change of Control” under the Change of Control Plan means generally the occurrence of one or more of the following: (1) a change of ownership of 35% or more of the outstanding voting power of Associated stock; (2) a change of ownership of 50% or more of the total fair market value or total voting power of Associated stock; or (3) a sale by Associated of at least 85% of its assets to an unaffiliated entity.

The Change of Control Plan may be amended by the Committee, subject to certain limitations, at any time prior to a Change of Control. See also “Executive Compensation—Potential Payments Upon Termination or Change of Control” beginning on page 31.

COMPENSATION DECISIONS FOR 2014

The Committee continues to review and make changes to the design of Associated’s executive compensation program in order to help ensure that it will continue to serve the Committee’s overall objectives. The most substantial changes for 2014 include:

•	Stock options and restricted stock granted in 2014 will vest in equal installments over a four-year period, instead of the three-year period previously applicable to such awards; and

•	The full performance period for the vesting of performance-based RSUs under the LTIPP approved in 2014 will be three years, but will be based on two components, such that one-third of the award will be measured on the performance period for 2014 and 2015 and two-thirds of the award will be measured on performance during the full performance period (2014-2016).

•	In light of his outstanding performance and in order to serve as a strong retention tool, the Committee determined to increase the aggregate value of Mr. Flynn’s long-term equity awards at target from 170% to 200% of his base salary.

•	In keeping with the Committee’s focus on delivering the majority of executive compensation through variable opportunities that are based on Associated’s performance, none of the NEOs received merit increases to base salary for 2014.

POLICIES

Accounting and Tax Considerations

Associated desires to maximize the return to its shareholders, as well as meet the objectives of the executive compensation program outlined above. As part of balancing these objectives, management (particularly the Committee, the CEO, and the Chief

Human Resources Officer) considers the accounting and tax treatment to Associated, and to a lesser extent the tax treatment to the executive, when making compensation decisions. FASB Accounting Standards Codification (“ASC”) Topic 718, “Compensation—Stock Compensation” requires all share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant and to be expensed over the applicable vesting period.

Section 162(m) of the Code generally disallows a federal income tax deduction to public companies for compensation (other than qualifying performance-based compensation) over $1,000,000 paid to the corporation’s CEO and the three most highly compensated executive officers (other than the CEO and the CFO). The Committee’s policy with respect to Section 162(m) of the Code is to qualify executive compensation for deductibility where practicable.

Clawback of Compensation

The Committee approved a Clawback Policy that requires any executive officer and/or the Principal Accounting Officer of Associated to repay or return cash bonuses and equity awards granted through a performance incentive plan in the event that Associated issues a material restatement of its financial statements due to material noncompliance with securities laws where the restatement was caused by the employee’s intentional misconduct, or if Associated incorrectly calculated the performance results of the applicable plans. The Committee will consider all relevant factors and exercise business judgment in determining any appropriate amounts to recoup in excess of amounts that would have been paid under the restated results, and has the discretion to determine the timing and form of repayment. The Clawback Policy applies to Associated’s Management Incentive Plan beginning with the 2013 performance period and to performance incentive plan equity awards beginning with grants made in 2013. The SEC and NASDAQ are expected to issue rules relating to clawback requirements pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, and management will continue to monitor the rule-making process with respect to any revisions that may be required to comply with new regulations.

Anti-Pledging Policy

Associated’s Insider Trading Policy prohibits executive officers and directors from pledging Associated Common Stock as collateral for loans, with the exception, for directors only, of pledges already in place when the prohibition was adopted in 2012.

Security Ownership Guidelines for Executive Officers

Associated has adopted stock ownership guidelines which are applicable to the NEOs, other members of the executive committee and other key executives identified by the CEO. The executive stock ownership guidelines are described above under Stock Ownership – Stock Ownership Guidelines.

COMPENSATION AND BENEFITS COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing.

THE COMPENSATION AND BENEFITS COMMITTEE

Richard T. Lommen, Chairman

John F. Bergstrom

Ruth M. Crowley

Robert A. Jeffe

John (Jay) B. Williams

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	(MIP) Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)

Philip B. Flynn	2013	$1,250,000	$0	$1,593,738	$531,276	$812,250	$13,859	$258,244	$4,459,367
President and CEO	2012	$1,298,077	$0	$1,062,489	$1,062,495	$712,500	$13,282	$157,113	$4,305,956
	2011	$3,496,615	$0	$1,200,000	$0	$0	$12,724	$321,097	$5,030,436

Christopher J. Del	2013	$477,500	$0	$362,235	$120,753	$360,000	$13,788	$50,433	$1,384,709
Moral-Niles	2012	$448,554	$60,000	$215,726	$215,743	$350,000	$13,207	$25,415	$1,328,645
Executive Vice President, Chief Financial Officer

James Yee	2013	$458,333	$0	$344,990	$115,005	$260,000	$13,113	$60,457	$1,251,898
Executive Vice President, Chief Information Officer	2012	$284,711	$200,000	$199,988	$138,563	$225,000	$12,500	$64,170	$1,124,932

Randall J. Erickson	2013	$406,667	$0	$305,987	$102,003	$240,000	$13,113	$46,710	$1,114,480
Executive Vice President, General Counsel

John A. Utz	2013	$348,417	$0	$288,742	$96,255	$310,000	$13,859	$40,562	$1,097,835
Executive Vice President, Head of Specialized Industries and Commercial Financial Services	2012	$353,596	$50,000	$170,244	$170,248	$295,000	$13,282	$26,712	$1,079,082

(1)	Stock and Option Awards reflect the aggregate grant date fair value of awards. For further discussion and details regarding the accounting treatment and underlying assumptions relative to stock-based compensation, see Note 10, “Stock-Based Compensation,” of the Notes to Consolidated Financial Statements included in Part II, Item 8, “Financial Statements and Supplementary Data,” of our 2013 Form 10-K.

(2)	Amounts reported in this column reflect cash incentive awards provided under the “Management Incentive Plan,” described in the “Annual Total Compensation – Annual Cash Award” section beginning on page 17.

(3)	Reflects the change in present value of the Retirement Account Plan (“RAP”). Further details regarding the RAP can be found in the “Retirement Plans” section on page 22 and in the Pension Benefits in 2013 table on page 29.

(4)	Amounts in All Other Compensation for 2013 include the following:

•	Employer-paid premiums for life insurance and long-term disability insurance coverages for each of the NEOs;
•	The employer match on each participating NEO’s 2013 contributions to the 401(k) Plan (up to $11,475 for each of the participating NEOs);
•	The 2013 employer contributions to the SERP for each of the NEOs (Mr. Flynn - $213,438, Mr. Del Moral-Niles - $32,955, Mr. Yee - $31,692, Mr. Utz – $19,421, and Mr. Erickson - $30,933). Additional details regarding the SERP can be found in the “Retirement Plans” section on page 22 and in the Nonqualified Deferred Compensation in 2013 table on page 29;
•	Employer payment of financial planning services in the amount of $12,000 for each of Mr. Flynn, Mr. Yee and Mr. Utz;
•	For Mr. Del Moral-Niles and Mr. Yee, the cost of a physical examination; and
•	For Mr. Del Moral-Niles and Mr. Utz, a good-health incentive rebate.

GRANTS OF PLAN-BASED AWARDS DURING 2013

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Philip B. Flynn	1/22/2013	–	–	–	–	–	–	–	139,747	14.02	$531,276
	1/22/2013	–	–	–	–	–	–	37,892	–	14.02	531,246
	1/22/2013	–	–	–	18,946	75,784	151,568	–	–	14.02	1,062,492
	–	–	712,500	–	–	–	–	–	–	–	–
Christopher J. Del Moral-Niles	1/22/2013 1/22/2013	– –	– –	– –	– –	– –	– –	– 8,612	31,763 –	14.02 14.02	$120,753 120,740
	1/22/2013	–	–	–	4,306	17,225	34,450	–	–	14.02	241,495
	–	–	350,000	–	–	–	–	–	–	–	–
James Yee	1/22/2013	–	–	–	–	–	–	–	30,251	14.02	$115,005
	1/22/2013	–	–	–	–	–	–	8,202	–	14.02	114,992
	1/22/2013	–	–	–	4,101	16,405	32,810	–	–	14.02	229,998
	–	–	225,000	–	–	–	–	–	–	–	–
Randall J. Erickson	1/22/2013 1/22/2013	– –	– –	– –	– –	– –	– –	– 7,275	26,831 –	14.02 14.02	$102,003 101,996
	1/22/2013	–	–	–	3,637	14,550	29,100	–	–	14.02	203,991
	–	–	265,000	–	–	–	–	–	–	–	–
John A. Utz	1/22/2013	–	–	–	–	–	–	–	25,319	14.02	$96,255
	1/22/2013	–	–	–	–	–	–	6,865	–	14.02	96,247
	1/22/2013	–	–	–	3,432	13,730	27,460	–	–	14.02	192,495
	–	–	295,000	–	–	–	–	–	–	–	–

(1)	Reflects annual incentive awards to the NEOs under the 2013 MIP. Amounts shown in the target column are equal to the amounts paid to the NEOs under the MIP in 2012 which served as the base amounts used by the Committee for determining the actual annual incentive award paid to each NEO under the 2013 MIP. The 2013 MIP does not employ individual thresholds or maximums for purposes of determining the individual amounts payable under the plan. See “Annual Total Compensation - Annual Cash Award” beginning on page 17 for additional details.

(2)	Reflects performance-based RSU grants made to the NEOs under the 2013 LTIPP. The threshold and maximum amounts represent the 25% and 200% limits within the LTIPP. See “Long-Term Compensation – Long-Term Incentive Performance Plan” beginning on page 20 for additional details.

(3)	See “Accounting and Tax Considerations.” For further discussion and details regarding the accounting treatment and underlying assumptions relative to stock-based compensation, see Note 10, “Stock-Based Compensation,” of the Notes to Consolidated Financial Statements included in Part II, Item 8, “Financial Statements and Supplementary Data,” of Associated’s 2013 Form 10-K.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)		Option Expiration Date (1)	Number of Shares or Units of Stock Held that Have Not Vested (#)		Market Value of Shares or Units of Stock Held That Have Not Vested ($)(2)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Philip B. Flynn	70,792	137,422		$12.97	01/23/2022	37,892	(4)		$659,321	74,495	$1,296,213
		139,747		$14.02	01/22/2023

Christopher J. Del Moral-Niles	12,642 1,599	24,542 3,104	$ $	12.97 14.04	01/23/2022 03/23/2022	5,214 1,222	(5) (6)	$ $	90,724 21,263	16,932	$294,617
		31,763		$14.02	01/22/2023	8,612	(4)		$149,849

James Yee		39,312		$12.89	05/14/2022	15,515	(7)		$269,961	16,126	$280,592
		30,251		$14.02	01/22/2023	8,202	(4)		$142,715

Randall J. Erickson	8,622	16,737 26,831	$ $	13.41 14.02	04/19/2022 01/22/2023	2,461 7,275	(8) (4)	$ $	42,821 126,585	14,302	$248,855

John A. Utz	11,343	22,020 25,319	$ $	12.97 14.02	01/23/2022 01/22/2023	4,584 1,312 6,865	(5) (9) (4)	$ $ $	79,762 22,829 119,451	13,496	$234,830

(1)	Options have a three-year stepped vesting schedule (34% vest on the first anniversary following the date of the grant and 33% vest on each of the second and third anniversaries following the date of the grant) with the exception of options held by Mr. Yee expiring on May 14, 2022, which will vest 50% on the third anniversary after the grant date and the remaining 50% on the fifth anniversary after the grant date.

(2)	Market value based on the closing price of the Common Stock of $17.40 on December 31, 2013.

(3)	Performance-based RSUs granted in 2013, composed of actual portion (95%) of performance-based RSU grant that vested based on the 2013 performance period and target portion of 2013 grant applicable to 2014 and 2015 performance periods.

(4)	Restricted stock scheduled to vest 34% on January 22, 2014, 33% on January 22, 2015 and 33% on January 22, 2016.

(5)	Restricted stock scheduled to vest on January 25, 2014.

(6)	Restricted stock scheduled to vest 50% on March 23, 2014 and 50% on March 23, 2015.

(7)	Restricted stock scheduled to vest 50% on May 14, 2015 and 50% on May 14, 2017.

(8)	Restricted stock scheduled to vest 50% on April 19, 2014 and 50% on April 19, 2015.

(9)	Restricted stock scheduled to vest on June 21, 2014.

OPTION EXERCISES AND STOCK VESTED IN 2013

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise or Vesting (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Philip B. Flynn	0	$0	160,044	$2,217,656
Christopher J. Del Moral-Niles	0	$0	25,844	$360,143
James Yee	0	$0	0	$0
Randall J. Erickson	0	$0	11,334	$157,795
John A. Utz	0	$0	25,094	$352,265

(1)	Amounts include the following numbers of shares of restricted stock for which the restrictions have lapsed: for Mr. Flynn – 78,125, Mr. Del Moral-Niles – 11,215, Mr. Erickson – 1,267, and Mr. Utz – 11,968; and the following numbers of vested restricted stock units: for Mr. Flynn – 81,919, Mr. Del Moral-Niles – 14,629, Mr. Erickson – 10,067, and Mr. Utz – 13,126.

(2)	Value based on the closing price of Associated Common Stock on the date restrictions lapsed. Vested shares are subject to retention under Associated’s security ownership guidelines.

PENSION BENEFITS IN 2013

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Philip B. Flynn	RAP	4	52,115	0
Christopher J. Del Moral-Niles	RAP	3	49,582	0
James Yee	RAP	2	25,613	0
Randall J. Erickson	RAP	2	25,613	0
John A. Utz	RAP	4	52,115	0

Further information regarding the RAP can be found in the “Retirement Plans” section on page 22.

NONQUALIFIED DEFERRED COMPENSATION IN 2013

Name	Plan	Executive Contributions in 2013 ($)(1)	Registrant Contributions in 2013 ($)(2)	Aggregate Earnings in 2013 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2013 ($)(3)

Philip B. Flynn	Flynn SERP	$0	$213,438	$298,478	$0	$1,338,683
Christopher J. Del Moral-Niles	SERP	$0	$32,955	$6,937	$0	$66,411
James Yee	SERP	$0	$31,692	$270	$0	$35,259
Randall J. Erickson	SERP	$0	$30,933	$346	$0	$33,162
	DCP	$79,500	$0	$16,124	$0	$95,624
John A. Utz	SERP	$0	$19,421	$10,240	$0	$81,372

(1)	This amount reflects a contribution made by Mr. Erickson from his 2012 annual incentive, paid to him in 2013. Because Mr. Erickson was not a NEO in 2012, this amount has not been previously reported in the Summary Compensation Table.

(2)	For Mr. Flynn, these amounts reflect contributions made by Associated during 2013 based on his compensation for the 2013 fiscal year. For the other NEOs, these amounts reflect contributions made by Associated in 2014 based on compensation for the 2013 fiscal year. These amounts are reported in the “All Other Compensation” column for each executive officer in the Summary Compensation Table.

(3)	Of the amounts disclosed in this column with respect to the Flynn SERP or the SERP, the following amounts were reported in the Summary Compensation Table in either 2013 or prior years: Mr. Flynn – $958,396; Mr. Del Moral-Niles - $45,883; Mr. Yee - $34,990; Mr. Erickson - $30,933; and Mr. Utz - $30,182. The difference between the amounts disclosed in this footnote and the amounts disclosed in the above column for the Flynn SERP and the SERP reflect earnings (and losses) on the SERP contributions and any contributions prior to the executive becoming a NEO. Of the amounts disclosed in this column with respect to the Deferred Compensation Plan, no amounts were previously disclosed in the Summary Compensation Table in either 2013 or prior years.

Further information regarding the Flynn SERP and the SERP for the other NEOs can be found in the “Retirement Plans” section on page 22, and further information regarding the Deferred Compensation Plan can be found in the “Deferred Compensation Plan” section on page 21.

The investment alternatives available to the NEO under the Flynn SERP, the SERP and the Deferred Compensation Plan for the other NEOs are selected by Associated and may be changed from time to time. The executive officers are permitted to change their investment elections at any time on a prospective basis. The table below shows the funds available under both the SERPs and the Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2013.

Name of Fund	Last Year’s Return
%
American Century Diversified Bond A Fund	-2.63
American Century Equity Income A Fund	19.30
American Century Equity Market Neutral A Fund	5.79
American Funds EuroPacific Growth R3 Fund	19.79
American Funds Growth Fund of America	33.43
American Funds New World R3 Fund	9.69
Aston/Montag & Caldwell Growth N Fund	27.29
Columbia Acorn USA A Fund	32.34
Franklin Templeton Conservative Allocation R Fd	10.14
Franklin Templeton Growth Allocation R Fund	20.67
Franklin Templeton Moderate Allocation R Fund	13.97

Name of Fund	Last Year’s Return
%
Goldman Sachs Growth Opportunities A Fund	31.82
Heartland Value Plus Fund	34.15
LargeCap S&P 500 Index R5 Fund	31.79
MFS Value R3 Fund	35.51
Money Market Inst Fund	n/a
Perkins Mid Cap Value S Fund	25.62
PIMCO CommodityRealReturn Strategy A Fund	-15.02
Short-Term Income R5 Fund	1.02
Templeton Foreign R Fund	26.86
Templeton Global Bond R Fund	1.97

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Associated maintains a Change of Control Plan to provide severance benefits to the CEO and certain executive officers if their employment terminates as a result of a change of control of Associated. The CEO and members of the Executive Committee who are designated by the CEO are eligible to participate in the Change of Control Plan. As of December 31, 2013, each of the NEOs, and all members of the Executive Committee were designated to participate under the Change of Control Plan. See “Executive Compensation — Compensation Discussion and Analysis, Change of Control Plan.”

In addition to the payments that the NEOs would receive in the event of separation from employment triggering benefits under the Change of Control Plan at December 31, 2013, all unvested options, shares of restricted stock and RSUs held by the NEOs vest upon such a separation within the two-year period following a change of control pursuant to the terms of the 2010 Plan.

A NEO may also be eligible to receive fully discretionary severance benefits in the event of such NEO’s separation other than as a result of a change of control of Associated, pursuant to the Associated Banc-Corp Severance Pay Plan. Because these benefits are fully discretionary, they cannot be estimated for any particular NEO. See “Executive Compensation Discussion and Analysis, Employment and Post-Termination Agreements with Executive Officers.”

The table below sets forth the estimated maximum payments the NEOs would receive in the event of a change of control and separation from employment triggering benefits under the Change of Control Plan and the potential value to the NEOs of full acceleration of all unvested options, shares of restricted stock and RSUs, at December 31, 2013.

Name	Total Salary Continuation Benefit (1)	Medical, Dental, Life Insurance Benefits for the Duration of Payments (2)	Accrued Vacation (3)	Retirement Plan Contributions, Including the RAP, 401(k) and SERP	Incentive Bonus (4)	Outplacement Benefit (5)	Total Value of Shares of Restricted Stock and Restricted Stock Units (6)	Total Value of Options (7)	Total (8)
Philip B. Flynn	$3,750,000	$61,368	$24,038	$680,175	$2,137,500	$20,000	$2,002,971	$1,394,733	$10,070,785

Christopher J. Del Moral-Niles	$966,000	$33,892	$9,288	$137,655	$700,000	$20,000	$567,234	$287,886	$2,721,955

James Yee	$920,000	$26,736	$8,846	$131,100	$450,000	$20,000	$703,536	$279,546	$2,539,764

Randall J. Erickson	$816,000	$2,340	$7,846	$116,280	$530,000	$20,000	$427,378	$191,871	$2,111,715

John A. Utz	$700,000	$27,226	$6,731	$52,500	$590,000	$20,000	$465,474	$233,376	$2,095,307

(1)	Based on base salary at December 31, 2013. Pursuant to the Change of Control Plan, Mr. Flynn would be paid three times the amount of his base salary with an installment period of three years, and the other NEOs would be paid two times the amount of their base salary with an installment period of two years.

(2)	Based on program costs at December 31, 2013.

(3)	Maximum unused vacation accrual is 40 hours at year end pursuant to Associated’s policy.

(4)	Pursuant to the Change of Control Plan, Mr. Flynn would be paid three times the amount of his target bonus with an installment period of three years, and the other NEOs would each be paid two times the amount of their target bonus with an installment period of two years. In the event of a change of control prior to year end, Mr. Flynn and the other NEOs would also be entitled to receive an amount equal to their prorated bonuses for the year in which the change of control occurs.

(5)	The Change of Control Plan provides that outplacement services at the senior management and executive level, commensurate with the eligible employee’s duties, shall be provided by a mutually agreed outplacement agency. $20,000 is an estimate of the actual cost of these outplacement services.

(6)	Value based on closing price of Associated Banc-Corp Common Stock of $17.40 on December 31, 2013. This includes the value of all unvested Restricted Stock and performance based RSUs (illustrated at target), and any accrued dividend equivalent payments on all RSUs.

(7)	Value based on the closing price of Associated Banc-Corp Common Stock of $17.40 on December 31, 2013.

(8)	The Change of Control Plan also provides for payment of legal fees and expenses, if any, incurred as a result of a termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment or in seeking to obtain or enforce any right or benefit provided by the Change of Control Plan). In addition, under the Change of Control Plan, payments are reduced in the event that the NEOs would be subject to excise taxes imposed under Section 280G, but only where the after-tax payments received by the NEO would be greater than the after-tax payments without regard to such reduction. The total amounts payable above have been calculated assuming no legal fees and expenses would be incurred and no 280G reduction would apply.

In the event of the death or disability of an NEO, the NEO’s unvested options, restricted stock, and restricted stock units (including accumulated dividend equivalent payments) will automatically vest. Had a death or disability of any of the NEOs occurred on December 31, 2013, using the closing price of stock of $17.40 on such date, the potential value of the acceleration of such equity awards would have been equal to $3,397,704 for Mr. Flynn; $855,120 for Mr. Del Moral-Niles; $983,082 for Mr. Yee; $614,447 for Mr. Erickson, and $698,850 for Mr. Utz.

DIRECTOR COMPENSATION

In December 2012, the Board approved new compensation arrangements for non-employee directors beginning January 1, 2013. The new compensation arrangements represented the first change to the core compensation paid to Associated’s directors since 2007. In approving the new compensation arrangements, the Committee considered the increasing complexity of being a director, the increasing regulation of the banking industry and of publicly traded corporations in general, and the personal risk factors associated with being a director. These factors, among others, caused the Committee to give considerable thought to the program and ultimately guide director compensation towards the S&P 400 market range.

The material terms of the new arrangements, which are aligned with market practices, are as follows:

•	$70,000 annual retainer (with no additional meeting fees for meetings of the Board or standing committees thereof)
•	$100,000 additional retainer for the non-executive Chairman

•	$10,000 additional retainer for the Chairs of the Audit Committee, Compensation and Benefits Committee, Corporate Development Committee, Corporate Governance Committee, Enterprise Risk Committee, and Trust Committee

•	$1,500 ad hoc committee meeting fee

•	Upon initial appointment to the Board, the non-employee director will be granted RSUs with a fair market value of $70,000. In addition, each non-employee director will be granted RSUs with a fair market value of $70,000 annually. The RSUs subject to each grant will become fully vested on the fourth anniversary of each grant date.

The Committee will continue to evaluate the competitiveness of director compensation on an ongoing basis.

DIRECTORS’ DEFERRED COMPENSATION PLAN

Through its acquisition of other banks and bank holding companies, Associated Banc-Corp became the sponsor of several directors’ deferred compensation plans. To simplify ongoing administration, Associated established its own directors’ deferred compensation plan and merged the predecessor plans into it effective July 1, 1999.

Prior to 2013, Associated made monetary contributions into the Directors’ Deferred Compensation Plan for each non-employee director. Those contributions were required to be invested in an account the balance of which is based on the trading price of Associated Common Stock.

Directors may also defer any or all of their board fees, including retainers. Earnings are based on the performance of plan investment alternatives and are not supplemented by Associated. With the exception of the investment of the Associated contribution referenced above, directors may realign investments as frequently as they wish.

Distributions begin six months after a director ceases to serve on the Board, and payments are made according to elections made prior to the commencement of deferrals. Distributions are paid either in a lump sum, or in annual installments over a five-year or ten-year period.

DIRECTOR COMPENSATION IN 2013

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John F. Bergstrom	$70,000	$70,000	$0	$0	$0	$0	$140,000
Ruth M. Crowley	70,000	70,000	0	0	0	0	140,000
Ronald R. Harder	70,000	70,000	0	0	0	0	140,000
William R. Hutchinson	188,000	70,000	0	0	0	0	258,000
Robert A. Jeffe	89,500	70,000	0	0	0	0	159,500
Eileen A. Kamerick	99,500	70,000	0	0	0	0	169,500
Richard T. Lommen	80,000	70,000	0	0	0	0	150,000
Cory L. Nettles[1]	0	70,000	0	0	0	0	70,000
J. Douglas Quick	80,000	70,000	0	0	0	0	150,000
Karen T. van Lith	98,000	70,000	0	0	0	0	168,000
John (Jay) B. Williams	80,000	70,000	0	0	0	0	150,000

(1)  Mr. Nettles was appointed to the board of directors in December 2013 and, as a result, did not receive any fees for services in 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, Associated’s directors and executive officers, as well as certain persons holding more than 10% of Associated’s stock, are required to report their initial ownership of stock and any subsequent change in such ownership to the SEC, NASDAQ, and Associated within specified time limits.

To Associated’s knowledge, based solely upon a review of the copies of such reports furnished to Associated and upon written representations of directors and executive officers that no other reports were required, Associated’s officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements during 2013, except that late reports were filed on behalf of Robert Jeffe in connection with seven transactions, and on behalf of Bryan McKeag, who resigned from his position as Principal Accounting

Officer of Associated in August 2013, in connection with two transactions. Mr. Jeffe’s late filings were the result of clerical errors for which Mr. Jeffe was not responsible.

RELATED PARTY TRANSACTIONS

Certain officers and directors of Associated and its subsidiaries, members of their families, and the companies or firms with which they are affiliated were customers of, and had banking transactions with, Associated’s subsidiary bank and/or investment subsidiaries in the ordinary course of business during 2013. Additional ordinary course transactions of this type may be expected to take place in the future. All loans and loan commitments were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Associated and, in management’s opinion did not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2013, the aggregate principal amount of loans outstanding to directors, officers, or their related interests was approximately $39 million, which represented approximately 1.336% of consolidated stockholders’ equity.

Mr. Lommen served as a non-employee director of First Federal Capital Corp prior to its merger with Associated in October 2004. Mr. Lommen receives annual payments of $8,800 for 10 years under the First Federal Director Emeritus Program that began in the fourth quarter of 2004.

RELATED PARTY TRANSACTION POLICIES AND PROCEDURES

We have adopted written Related Party Transaction Policies and Procedures regarding the identification, review and approval or ratification of “interested transactions.” For purposes of Associated’s policy, an “interested transaction” is a transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including indebtedness or guarantee of indebtedness) in which Associated and any “related party” are participants involving an amount that exceeds $120,000. Certain transactions are not covered by this policy, including: transactions involving compensation for services provided to Associated as a director or executive officer, ordinary course banking transactions, and transactions where all receive proportional benefits, such as dividends. A related party is any executive officer, director, nominee for election as director or a greater-than-5% shareholder of Associated, and any “immediate family member” of such persons.

Under the policies and procedures, the Corporate Governance Committee reviews and either approves or disapproves any interested transactions. In considering interested transactions, the Corporate Governance Committee takes into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

The Related Party Transaction Policies and Procedures can be found on Associated’s website at www.associatedbank.com, “About Us,” “Investor Relations,” “Corporate Governance.”

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent, objective oversight of Associated’s accounting functions and internal controls. The Audit Committee is currently composed of four directors, each of whom meets the independence requirements set forth under the Exchange Act requirements and in NASDAQ and NYSE corporate governance rules. The Audit Committee operates under a written charter approved by the Board. The Charter can be found at Associated’s website at www.associatedbank.com, “About Us,” “Investor Relations,” “Corporate Governance.” Associated’s Board has also determined that two of the members of the Audit Committee, Ms. Kamerick and Ms. van Lith are “audit committee financial experts,” based upon their respective education and work experience. Associated believes Ms. Kamerick qualifies as an “audit committee financial expert” based upon her experience as Chief Financial Officer of Press Ganey Associates, Inc. since October 2012, Managing Director and Chief Financial Officer of Houlihan Lokey since May 2010, Senior Vice President, Chief Financial Officer and Chief Legal Officer of Tecta America Corporation from August 2008 until May 2010; Executive Vice President and Chief Financial Officer of BearingPoint, Inc. from May 2008 to June 2008; Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Heidrick & Struggles International, Inc., from June 2004 to May 2008; Executive Vice President and Chief Financial Officer of Bcom3 Group, Inc., parent company of Leo Burnett and Starcom Media from August 2001 to January 2003; and Executive Vice President and Chief Financial Officer of United Stationers from 2000 to 2001. Associated believes Ms. van Lith qualifies as an “audit committee financial expert” based upon the fact that she was a Certified Public Accountant and upon her experience as an auditor for Deloitte, Haskins & Sells from 1982 to 1984; as the person responsible for external financial reporting for Deluxe from 1984 to 1995; and as Chief Financial Officer for Gelco from 1999 to 2000.

Management is responsible for Associated’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Associated’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon, as well as an audit of the effectiveness of our internal control over financial reporting in accordance with the Standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). The Audit Committee’s responsibility is to monitor and oversee these processes. In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2013 consolidated financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 (The Auditor’s Communication With Those Charged With Governance), (AICPA, Professional Standards, Vol. 1 AU Section 380). The Audit Committee also received written disclosures from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board include the audited consolidated financial statements in the 2013 Form 10-K, to be filed with the SEC.

AUDIT COMMITTEE

Eileen A. Kamerick, Chairman

Ronald R. Harder

J. Douglas Quick

Karen T. van Lith

The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent Associated specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

COMPANY PROPOSALS

PROPOSAL 1:

ELECTION OF DIRECTORS

Directors elected at the Annual Meeting will serve for one-year terms expiring at the 2015 Annual Meeting and, with respect to each director, until his or her successor is duly elected and qualified. The term of each director listed under “Nominees for Election to Our Board” expires at the Annual Meeting.

Unless otherwise directed, all proxies will be voted “FOR” the election of each of the individuals nominated to serve as directors. The biographical information below for each nominee includes the specific experience, qualifications, attributes or skills that led to the Corporate Governance Committee’s conclusion that such nominee should serve as a director. The 12 nominees receiving the largest number of affirmative votes cast at the Annual Meeting will be elected as directors. Under Associated’s Corporate Governance Guidelines, any nominee in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “FOR” such election is required to tender his or her resignation following certification of the shareholder vote. The Corporate Governance Committee is required to make a recommendation to the Board with respect to any such letter of resignation, and the Board is required to take action with respect to this recommendation and to disclose its decision and decision-making process.

Each nominee has consented to serve as a director, if elected, and as of the date of this Proxy Statement, Associated has no reason to believe that any of the nominees will be unable to serve. Correspondence may be directed to nominees at Associated’s executive offices.

The information presented below is as of February 27, 2014.

NOMINEES FOR ELECTION TO OUR BOARD

Philip B. Flynn	Director since 2009
Age: 56

Philip B. Flynn joined Associated Banc-Corp as President and Chief Executive Officer in December 2009. Mr. Flynn has more than 30 years of financial services industry experience. Prior to joining Associated, Mr. Flynn held the position of Vice Chairman and Chief Operating Officer of Union Bank in California. During his nearly 30-year career at Union Bank, he held a broad range of other executive positions, including chief credit officer and head of commercial banking, specialized lending and wholesale banking activities. Mr. Flynn is a member of the Board of the Financial Services Roundtable, the Board of the Medical College of Wisconsin, the Milwaukee Art Museum Board of Trustees, the Board of Trustees of St. Norbert College, the Board of the United Performing Arts Fund, the University of Wisconsin-Green Bay Foundation Board of Directors, and the Board of Wisconsin Manufacturers & Commerce. Mr. Flynn’s qualifications to serve as a director and Chair of the Corporate Development Committee include his executive level responsibility at a large financial institution.

John F. Bergstrom	Director since 2010
Age: 67

John F. Bergstrom is Chairman and Chief Executive Officer of Bergstrom Corporation of Neenah, Wisconsin, one of the top 50 largest automobile dealer groups in the United States. Mr. Bergstrom also serves as a director of Kimberly-Clark Corporation, Wisconsin Energy Corporation and its wholly owned subsidiary Wisconsin Electric Power Company, Advance Auto Parts, and the Green Bay Packers, Inc. Mr. Bergstrom has also served as a director of Sensient Technologies Corp. (through April 2006), Banta Corporation (through January 2007) and

Midwest Air Group, Inc. (through June 2007). In December 2012, Mr. Bergstrom completed the National Association of Corporate Directors (“NACD”) corporate training program for Compensation Committee members and is now designated as a Master Fellow for Compensation Committee, governance and best practices. Mr. Bergstrom’s qualifications to serve as a director of Associated and member of the Compensation and Benefits Committee and Trust Committee include his leadership experience as a chief executive officer of a successful retail sales business, his NACD training and public company board experience.

Ruth M. Crowley	Director since 2004
Age: 54

Ms. Crowley has served as Executive Vice President of International Business Development, Brand and Marketing for Entertainment Retail Enterprises (doing business as Summit Resources International) since 2011. Her primary efforts with Summit Resources International are currently focused on Global Retail and Wholesale development initiatives with Viacom International Media Network and Nickelodeon. Ms. Crowley is also a Principal of Innervisions Management, a consulting practice specializing in the retail business with a focus on brand development, marketing, merchandising, product and consumer segmentation, customer experience and business development in the U.S. and international markets since August 2007. She was the President of Motorsports Authentics, designing and creating products for NASCAR drivers and teams with oversight responsibility for retail and wholesale businesses from March 2006 to August 2007. Previously, she was Vice President and General Merchandise Manager for Harley-Davidson from February 2000 through February 2006. She has held management positions in all sectors of the retail industry for over 25 years. She currently also serves as Chair of the Board of Governors, University of North Texas College of Retail, Merchandising, Hospitality and Digital Retailing. Her knowledge of the consumer business and experience in retail operations, marketing and brand development adds depth to the skills of the Board in retail strategy. Ms. Crowley’s qualifications to serve as director of Associated and member of the Compensation and Benefits Committee and the Trust Committee include executive level experience and responsibility for significant and diverse business models as well as her certification as a NACD Board Leadership Fellow.

Ronald R. Harder	Director since 1991
Age: 70

Mr. Harder is presently retired. He served as the Chief Executive Officer of Jewelers Mutual Insurance Company, Neenah, Wisconsin, from 2005 to 2007, as President and Chief Executive Officer from 1982 until 2005, and was an officer since 1973. Jewelers Mutual Insurance Company is a mutual insurance company providing insurance coverage nationwide for jewelers in retail, wholesale, and manufacturing, as well as personal jewelry insurance coverage for individuals. Mr. Harder has served on several for-profit and non-profit boards of directors. He utilizes skills developed through his managerial experience over the course of his career in his service as a senior executive. His qualifications to serve as a director of Associated and member of the Audit Committee and Corporate Governance Committee include serving as the Chief Executive Officer of Jewelers Mutual Insurance Company, one of the largest specialty-line underwriters of this type in the U.S.

William R. Hutchinson	Director since 1994
Age: 71

Mr. Hutchinson is Chairman of the Board. He has served as President of W. R. Hutchinson & Associates, Inc., an energy industry consulting company, since April 2001. Previously, he was Group Vice President, Mergers & Acquisitions, of BP Amoco p.l.c. from January 1999 to April 2001 and held the positions of Vice President — Financial Operations, Treasurer, Controller, and Vice President — Mergers, Acquisitions & Negotiations of Amoco Corporation, Chicago, Illinois, from 1981 until 1999. Mr. Hutchinson also serves as an independent director and Chairman of the Audit Committees of approximately 31 closed-end mutual funds in the Legg Mason Inc. Fund Complex. Although Mr. Hutchinson is not currently serving on Associated’s Audit Committee, he meets the requirements of an audit committee financial expert. Mr. Hutchinson’s qualifications to serve as

Chairman of the Board of Directors of Associated and member of the Corporate Development Committee include executive level responsibility for the financial operations of a large publicly traded company and significant mergers and acquisitions experience.

Robert A. Jeffe	Director since 2011
Age: 63

Mr. Jeffe is Managing Partner and Founder of Source Rock Energy Partners, a private equity energy fund based in Houston and Denver and focused on onshore exploration and production in the U.S. and Canada. He is also on the Board of Directors of Hawkwood Energy and Tiandi Energy. Mr. Jeffe served as Chairman of the Corporate Advisory Group of Deutsche Bank from November 2004 until February 2011. Previously, Mr. Jeffe served as Senior Vice President of Corporate Business Development for General Electric Company from December 2001 to November 2004, and as a member of GE Capital’s board of directors from January 2002 to June 2004. Mr. Jeffe has more than 34 years of investment banking experience and prior to working at Deutsche Bank, he was with Morgan Stanley, Credit Suisse and Smith Barney (now Citigroup) serving at all three firms as Managing Director, Head of the Global Energy and Natural Resources Group, and a member of the Investment Banking Management Committee and Global Leadership Group. At Morgan Stanley, Mr. Jeffe also was Co-Head of Global Corporate Finance. Mr. Jeffe’s qualifications to serve as a director of Associated and member of the Compensation and Benefits Committee, the Corporate Development Committee and the Enterprise Risk Committee include his extensive investment banking and corporate finance experience, as well as his leadership roles at several large financial institutions and energy companies and his Board positions at these energy firms.

Eileen A. Kamerick	Director since 2007
Age: 55

Ms. Kamerick has been the Chief Financial Officer of Press Ganey Associates, Inc., a leading health care analytics and strategic advisory firm serving over 50% of U.S. hospitals, since October 2012. She previously served as the Managing Director and Chief Financial Officer of Houlihan Lokey, an international investment bank from May 2010 to October 2012. From August 2008 to May 2010, she served as Senior Vice President, Chief Financial Officer and Chief Legal Officer of Tecta America Corporation, the largest commercial roofing company in the United States, with particular expertise in solar installations and greenroofs. Prior to joining Tecta America Corporation, she served as Executive Vice President and Chief Financial Officer of BearingPoint, Inc., a management and technology consulting firm from May 2008 to June 2008. BearingPoint, Inc. filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code on February 18, 2009. Prior to joining BearingPoint, Inc., she served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Heidrick & Struggles International, Inc., an international executive search and leadership consulting firm, from June 2004 to May 2008. Ms. Kamerick served on the board of directors of The ServiceMaster Company from 2005 to 2007. She also currently serves on the board of directors of Westell Technologies, Inc. and serves as an independent director of approximately 31 closed-end mutual funds in the Legg Mason Inc. Fund Complex. She also serves on the board of several nonprofit organizations, including the Boys & Girls Clubs of Chicago, the Juvenile Protection Association and Christ the King Jesuit College Preparatory High School. She has formal training in law, finance, and accounting and meets the requirements of an audit committee financial expert. Her qualifications to serve as a director of Associated, Chair of the Audit Committee and member of the Corporate Development Committee and the Corporate Governance Committee include her executive-level responsibilities for the financial operations of both public and private companies, her board positions on public companies and her experience as a frequent law school lecturer on corporate governance.

Richard T. Lommen	Director since 2004
Age: 69

Mr. Lommen is Chairman of the Board of Courtesy Corporation, a McDonald’s franchisee, located in La Crosse, Wisconsin. Prior to that, he served as President of Courtesy Corporation from 1968 to 2006. Mr. Lommen served as Vice Chairman of the Board of First Federal Capital Corp from April 2002 to October 2004, when it was acquired by Associated. His qualifications to serve as a director of Associated, Chairman of the Compensation and Benefits Committee and a member of the Enterprise Risk Committee include his successful small business/franchise ownership, his experience in all aspects of franchise ownership, particularly management and instruction of retail employees, and marketing and sales to consumers and his service as Vice Chairman of First Federal Capital Corp.

Cory L. Nettles	Director since 2013
Age: 44

Mr. Nettles is the Founder and Managing Director of Generation Growth Capital, Inc., a private equity fund. He is also Of Counsel at Quarles & Brady LLP. He previously served as Secretary for the Wisconsin Department of Commerce from 2002 to 2004. Mr. Nettles serves on the boards of Weyco Group, Inc., Robert W. Baird’s Baird Funds, Inc., and several nonprofit organizations including the Medical College of Wisconsin, the Greater Milwaukee Foundation and the University of Wisconsin Foundation. He previously served on the boards of Lawrence University and The Private Bank-Wisconsin. His qualifications to serve as a director of Associated include his strong business background and legal experience.

J. Douglas Quick	Director since 1991
Age: 67

Mr. Quick has served as Chairman of Lakeside Foods, Inc., Manitowoc, Wisconsin, since July 2008, and prior to that time served as Chairman and Chief Executive Officer of Lakeside Foods, Inc. from July 2007 to June 2008 and President and Chief Executive Officer of Lakeside Foods, Inc. from 1986 to June 2007. Lakeside Foods, Inc. is a food processor of a diverse line of food products sold throughout the United States and the world. Mr. Quick’s qualifications to serve as a director of Associated, Chairman of the Corporate Governance Committee and a member of the Audit Committee include 22 years of executive leadership experience as Chief Executive Officer and as a director of both public and private companies, including Lakeside Foods, Inc., and non-profit organizations, as well as an engineering and business background and management experience in the areas of manufacturing, strategic planning, mergers and acquisitions, and international business.

Karen T. van Lith	Director since 2004
Age: 54

Ms. van Lith is currently a contractor for companies requiring transformative leadership as they go through start-up, rapid growth, mergers and acquisitions or business model changes. She previously served as Chief Executive Officer and a director of MakeMusic, Inc., a publicly-traded company that develops and markets music education technology solutions, from June 2011 until June 2012. Ms. van Lith also serves as a director of XRS Corporation, a publicly traded provider of fleet operations solutions to the transportation industry, since April 2010, and as a director of E.A. Sween, a privately-held company doing business as Deli Express, since August 2012. Until June 2011, she ran an internet-marketing services company through Beckwith Crowe, LLC. Ms. van Lith was President and Chief Executive Officer of Gelco Information Network, a privately held provider of transaction and information processing systems to corporations and government agencies, based in Eden Prairie, Minnesota, until its sale to Concur Technologies in October 2007. She joined Gelco in 1999 as the Chief Financial Officer of Gelco Information Network; she then served as Chief Operating Officer of the company’s Trade Management Group, a division of Gelco Information Network, and was named its President and Chief Executive Officer in 2001. Before joining Gelco, she was with Ceridian Corp. for four years, most recently as Senior Vice President for business development and integration with Ceridian Employer Services. Ms. van Lith served as a director of CNS from 2003 to 2006. She was a CPA, has practiced with an international public accounting firm and has served in various executive capacities. She meets the requirements of an audit committee financial expert. Her qualifications to serve as a director of Associated, Chair of the Trust Committee and a member of the Audit Committee include her education in finance and accounting.

John (Jay) B. Williams	Director since 2011
Age: 62

Mr. Williams joined the Board of Directors in July 2011 following a 37-year career in banking. He currently serves as President and Chief Executive Officer of the Milwaukee Public Museum, Inc. Past experience includes a number of senior management roles with several major U.S. banks. He is on the Board of Directors of Church Mutual Insurance Company, which insures over 100,000 religious institutions, Northwestern Mutual Wealth Management, a subsidiary of Northwestern Mutual, the Medical College of Wisconsin and is Chairman of the Board of Trustees of St. Norbert College. His qualifications to serve as a director of Associated and a member of the Compensation and Benefits Committee and Enterprise Risk Committee include his vast experience in the banking industry, as well as his certification as a NACD Board Leadership Fellow.

DIRECTOR QUALIFICATIONS

Directors are responsible for overseeing Associated’s business consistent with their fiduciary duty to shareholders. This significant responsibility requires highly skilled individuals with various qualities, attributes and professional experience. The Board believes that there are certain general requirements for service on Associated’s Board of Directors that are applicable to all directors, and that there are other skills and experience that should be represented on the Board as a whole but not necessarily by every director. The Board and the Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and Associated’s current and future needs.

In its assessment of each nominee for director, including those recommended by shareholders, the Corporate Governance Committee considers the nominee’s judgment, integrity, experience, independence, understanding of Associated’s business or other related industries and such other factors that the Corporate Governance Committee determines are pertinent in light of the current needs of the Board. The Corporate Governance Committee also takes into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to Associated.

The Board and the Corporate Governance Committee require that each director be a person of high integrity with a proven record of success in his or her field. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all directors, the Board conducts interviews of potential director candidates to assess intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The Board believes that the combination qualifications, skills and experiences of the 2014 director nominees will contribute to an effective and well-functioning Board. The Board and the Corporate Governance Committee believe that, individually and as a whole, the directors possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to Associated’s management.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board recommends that shareholders vote “FOR” the election of Mses. Crowley, Kamerick and van Lith and Messrs. Flynn, Bergstrom, Harder, Hutchinson, Jeffe, Lommen, Nettles, Quick and Williams to the Board of Directors.

AFFIRMATIVE DETERMINATIONS REGARDING DIRECTOR INDEPENDENCE

Associated’s Board has considered the independence of the nominees for election at the Annual Meeting under the corporate governance rules of the Nasdaq Stock Market (“NASDAQ”). The Board has determined that all of the nominees are independent under the NASDAQ corporate governance rules, except for Mr. Flynn, President and CEO of Associated. Mr. Flynn is not independent because of his service as an executive officer of Associated and not because of any other transactions or relationships.

PROPOSAL 2:

ADVISORY APPROVAL OF ASSOCIATED BANC-CORP’S NAMED

EXECUTIVE OFFICER COMPENSATION

Associated’s executive compensation program plays a key role in Associated’s ability to attract, retain and motivate the highest quality executive team. The principal objectives of Associated’s executive compensation program are to target executive compensation within competitive market ranges, reward performance and align executive incentive compensation with long-term shareholder value creation, without incenting unnecessary and excessive risk. As discussed above in the Compensation Discussion and Analysis, which begins on page 12, the Compensation Committee has designed the program to incorporate a number of features and best practices that support these objectives, including, among others:

•	Target total compensation for Associated’s Named Executive Officers at market-competitive levels, while still maintaining an overall compensation program that is aligned with and reflects the performance of Associated;

•	A substantial portion of each of Associated’s Named Executive Officer’s target compensation is variable;

•	Variable pay opportunities are more heavily weighted toward long-term performance and delivered through equity-based incentives;

•	Equity awards are granted in the form of stock options, restricted stock and performance-based restricted stock units, which have a value directly aligned with shareholder value;

•	None of Associated’s Named Executive Officers are entitled to receive gross-up payments in connection with any excise tax or other tax liabilities; and

•	Limited number of perquisites available to Associated’s Named Executive Officers.

Shareholders are encouraged to carefully review the “Executive Compensation” section of this Proxy Statement in its entirety for a detailed discussion of Associated’s executive compensation program.

As required under the Exchange Act, this proposal seeks a shareholder advisory vote on the approval of compensation of our Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

“Resolved, that the shareholders approve the compensation of Associated’s Named Executive Officers as disclosed pursuant to the compensation rules of the SEC in the Compensation Discussion and Analysis, the compensation tables and narrative discussion.”

Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the Compensation and Benefits Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board recommends that shareholders vote “FOR” the advisory approval of Associated Banc-Corp’s Named Executive Officer compensation, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and any related material). If a majority of the votes cast is voted “FOR” this Proposal 2, it will pass. Unless otherwise directed, all proxies will be voted “FOR” Proposal 2.

PROPOSAL 3:

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected, and the Board has approved, KPMG LLP to serve as Associated’s independent registered public accounting firm for the year ending December 31, 2014. KPMG LLP audited Associated’s consolidated financial statements for the year ended December 31, 2013. It is expected that a representative of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

If KPMG LLP declines to act or otherwise becomes incapable of acting, or if its appointment is otherwise discontinued, the Audit Committee will appoint another independent registered public accounting firm. If a majority of the votes cast is voted “FOR” this Proposal 3, it will pass. Unless otherwise directed, all proxies will be voted “FOR” Proposal 3. If the shareholders do not ratify the selection, the Audit Committee will take the shareholders’ vote under advisement.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Associated’s annual financial statements for 2013 and 2012, and fees billed for other services rendered by KPMG LLP.

	2013	2012
Audit Fees(1)	$934,900	$968,500
Audit-Related Fees(2)	247,200	244,900
Tax Fees	—	—
All Other Fees	15,200	—

Total Fees	$1,197,300	$1,213,400

(1)	Audit fees include those necessary to perform the audit and quarterly reviews of Associated’s consolidated financial statements. In addition, audit fees include audit or other attest services required by statute or regulation, such as comfort letters, consents, reviews of SEC filings, and reports on internal controls.

(2)	Audit-related fees consist principally of fees for recurring and required financial statement audits of certain subsidiaries, employee benefit plans, and common and collective funds.

The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by Associated’s independent registered public accounting firm. The Audit Committee has delegated its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairman of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee or Chairman of the Audit Committee reviews and, if appropriate, approves non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation, and the likely impact of the non-audit services on the independent registered public accounting firm’s independence.

During 2013, each new engagement of Associated’s independent registered public accounting firm to perform audit and non-audit services was approved in advance by the Audit Committee or the Chairman of the Audit Committee pursuant to the foregoing procedures.

The Audit Committee of the Board of Associated considers that the provision of the services referenced above to Associated is compatible with maintaining independence by KPMG LLP.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board recommends that shareholders vote “FOR” the selection of KPMG LLP as Associated’s independent registered public accounting firm for the year ending December 31, 2014.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

As of the date of this Proxy Statement, Associated is not aware of any matters to be presented for action at the meeting other than those described in this Proxy Statement. If any matters properly come before the Annual Meeting, the proxy form sent herewith, if executed and returned, provides the designated proxies discretionary authority with respect to such matters.

SHAREHOLDER PROPOSALS

Proposals of a shareholder submitted pursuant to Rule 14a-8 of the SEC (“Rule 14a-8”) for inclusion in the proxy statement for the annual meeting of shareholders to be held April 21, 2015, must be received by Associated at its executive offices no later than November 13, 2014. This notice of the annual meeting date also serves as the notice by Associated under the advance-notice Bylaw described below. A shareholder that intends to present business other than pursuant to Rule 14a-8 at the next annual meeting, scheduled to be held on April 21, 2015, must comply with the requirements set forth in Associated’s Amended and Restated Bylaws. To bring business before an annual meeting, Associated’s Amended and Restated Bylaws require, among other things, that the shareholder submit written notice thereof to Associated’s executive offices not less than 75 days nor more than 90 days prior to April 22, 2015. Therefore, Associated must receive notice of a shareholder proposal submitted other than pursuant to Rule 14a-8 no sooner than January 22, 2015, and no later than February 6, 2015. If notice is received before January 22, 2015, or after February 6, 2015, it will be considered untimely, and Associated will not be required to present such proposal at the April 21, 2015 Annual Meeting.

By Order of the Board of Directors,

Randall J. Erickson

Executive Vice President,

General Counsel

& Corporate Secretary

Green Bay, Wisconsin

March 13, 2014

Associated Banc-Corp

## ANNUAL MEETING OF ASSOCIATED BANC-CORP

Date: April 22, 2014
Time: 11:00 A.M. (Central Time)
Place: KI Convention Center
333 Main Street, Green Bay, Wisconsin

Please make your marks like this: ☒ Use dark black pencil or pen only

| 1: Election of Directors | For | Withhold |
|---|---|---|
| 01 John F. Bergstrom | ☐ | ☐ |
| 02 Ruth M. Crowley | ☐ | ☐ |
| 03 Philip B. Flynn | ☐ | ☐ |
| 04 Ronald R. Harder | ☐ | ☐ |
| 05 William R. Hutchinson | ☐ | ☐ |
| 06 Robert A. Jeffe | ☐ | ☐ |
| 07 Eileen A. Kamerick | ☐ | ☐ |
| 08 Richard T. Lommen | ☐ | ☐ |
| 09 Cory L. Nettles | ☐ | ☐ |
| 10 J. Douglas Quick | ☐ | ☐ |
| 11 Karen T. van Lith | ☐ | ☐ |
| 12 John (Jay) B. Williams | ☐ | ☐ |

**To attend the meeting and vote your shares in person, please mark this box.** ☐

**Authorized Signatures - This section must be completed for your Instructions to be executed.**

______________________ Please Sign Here ______________________ Please Date Above

______________________ Please Sign Here ______________________ Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Associated Banc-Corp

## Annual Meeting of Associated Banc-Corp to be held on Tuesday, April 22, 2014 for Holders as of February 27, 2014

**VOTED BY:**

**INTERNET**

Go To
**www.proxypush.com/asbc**
- Cast your vote online.
- View Proxy Materials.

OR

**TELEPHONE**

Call **866-390-6276**
- Use any touch-tone telephone.
- Have your Proxy Card/Voting Instruction Form ready.
- Follow the simple recorded instructions.

OR

**MAIL**

- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, FOR THE PROPOSALS IN ITEMS 2, AND 3 AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 4.

**All votes must be received by 11:59 P.M., Eastern Time, April 21, 2014.**

PROXY TABULATOR FOR

ASSOCIATED BANC-CORP
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Associated ,4^ Banc*orp Asnriated ANNUAL MEETING OF ASSOCIATED BANC-CORP Ranr fVirn Dale: April 22,2014 “ Time: 11:00 a.m. (Central Time) Annual Meeting of Associated Banc-Corp Pl3”: sK aay, Wisconsin * to be held on Tuesday, April 22,2014 MMttniakeyournwfc.IIK.ttl..: HutodirkbUHftpMtllorrMnonly | for HOldCrS 3S Of FebfUBry 27, 2014 The Board of Directors recommends that you vote FOR each director > This proxy is being solicited on behalf of the Board of Directors nominee and FOR proposals 2 and 3; =. VOTED Bit mr, Ooto nEBn S iHaaaaME Sf GoTo Ul1 866-390-6276 01 John F. Bergstrom DPISKCne OR ‘Use any touch-tone telephone OZ RuthM.t Xwley D D s . SuS’ -Haw your Proiy nWofitifl.lmrtn.cUonFofrnr OSPnilipB.FIynn Q D MAIL *Followthes’mP|ereCorded mstructl0ns- 04 Ronald R. Harder L~3 D I os William r Hutchinson PI f~1 & OR ‘Mark, si0n and data your Proxy Card/Voting Instruction Form. 05 William a Hutchinsnn u U £ . Detach your Proxy Card/Voting instruction Form. rj6RobertA,Jeffe u U 5 Return your Proxy Card/Voting Instruction Form in the o? Eileen A. Kamerick Q U g postage-paid envelope provided, OB Richard T. Lornmen CH CU The undersigrved hereby appoints Randall J. Erickson and Michael E, Silver, and each or either of them, as tf 09 fnrv L Mottles Fl Fl = and lawful a Ofney5 ol Ihe undersigned, with full power of substitution and revocation, and authorizes ther y ™ pd s each of them, to vote all the shares of capital stock of Associated Banc-Corp which the undersigned is enti 10 J. Douglas Quick |_J -d vote at said meeting or any adjournment thereof upon the matters specified and upon such other matters i 11 Karen T. van Lith C3 d “be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and 12 John (Jav) S Williams I~~I n - attorneys to vote in their discretion on such other matters as may properly come before the meeting and j any proxy heretofore given. THE SHARES REPRESENTED BYTHIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS C for Agairw Mimn SHARES WILL BE VOTED FORTHE ELECTION OFTHE DIRECTORS IN ITEM 1, FORTHE PROPOSALS IN 2: Advisory approval of Associated BafK-Corp’s earned PI D H S * WO 3 MM MJTHOmT* WILL BE DEEMED GRANTED UNDER ITEM 4. MaMonk*compensation. r A|( tfotesbe rece(ved by 11;59 RM<( Eastflrj| Tjmei Aprj| 21 _ 2014_ 3; The ratitotion of the mmjoa oi KPMG up as | All votes for 401 (k) participants must be received by 11 :S9 P.M., Eastern Time, April 20,2 the independent registered public accounlirK) firm [~j P] F] lorflssociawdBanc-Corpfortlie earsndins t—i u-i i—t a December 31.2014. 4; To consider aiW vote upon any otter matters which may g-property come before the meeting or any adjournment “* thereo). S, PROXY TABULATOR FOR T anend the rneatmg and vote your shirts in r-| * 2StAIf,IiBANC’CORP par.on. p|,, mart IhH tat. U < CAR?, NC 7512-9903 AtiUtofized Slgnaturts - This section irmsl be ‘ . tnmpleled tor your Instructions to be neculetf. EVENT # Please Sion Here Please Dele Above Pisase Sign Here Please Dale ABeve CLIcHT Please sign axacuy as your name(s) appears on your stock certincaie. II held In Joint tenancy, all psm3ShcHjld n Trusses, admlnistfators. etc., aW MillriduJelltleflrKiaulliaflty.COfpoiallons should provide futt name of corporation ana libs ol authorized officer signing the ptosy. I I 662028.007. Proxy Card.lmW 1 You are cordially invited to attend the Annual Meeting of Shareholders of Associated Banc-Corp scheduled for 11:00 a.m. (CDT) on Tuesday, April 22, 2014, at the Kl Convention Center, 333 Main Street, Green Bay, Wisconsin. Associated investment professionals will provide an economic/investment update beginning at 10:00 a.m. Proxy

You are cordially invited to attend the Annual Meeting of Shareholders of Associated Banc-Corp scheduled for 11:00 a.m. (CDT) on Tuesday, April 22, 2014, at the Kl Convention Center, 333 Main Street, Green Bay, Wisconsin. Associated investment professionals will provide an economic/investment update beginning at 10:00 a.m. Proxy Associated Banc-Corp Proxy/Voting Instructions Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders on April 22,2014. The undersigned hereby appoints Randal) J. Erickson and Michael E. Silver, s and each or either of them, as the true and lawful attorneys of the undersigned, g with full power of substitution and revocation, and authorizes them, and each g of them, to vote all the shares of common stock of Associated Banc-Corp “S which the undersigned is entitled to vote at said meeting and any adjournment | thereof upon the matters specified and upon such other matters as may be g properly brought before the meeting or any adjournment thereof, conferring 3, authority upon such true and lawful attorneys to vote in their discretion on such = other matters as may properly come before the meeting and revoking any a proxy heretofore given, D 1 1. The election of 12 Directors: John K Bergstrom, Ruth M. Crowley, § Philip B. Rynn, Ronald R. Harder, William R. Hutchinson, Robert A. Jeffe, | Eileen A. Kamerick, Richard T. Lommen, Cory L. Nettles, J. Douglas Quick, fa ° Karen T. van Lith and John (Jay) B. Williams. § Q. 2. Advisory approval of Associated Banc-Corp’s named executive officer compensation. £ 3. The ratification of the selection of KPMG LLP as the independent £ registered puWic accounting firm for Associated Banc-Corp for the year =r ending DecemberSl, 2014. g 4. To consider and vote upon any other matters wf irh may pmpprty f “mo